AGREEMENT AND PLAN OF MERGER
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         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is dated as of December
1, 1998, by and between D&N Financial Corporation, a Delaware corporation ("D&N"), and Republic Bancorp Inc., a Michigan corporation ("Republic"). Each of D&N and Republic is sometimes individually referred to herein as a "party," and D&N and Republic are sometimes collectively referred to herein as the "parties."

                                    RECITALS

         WHEREAS, D&N, a unitary savings and loan holding company, with principal offices in Hancock, Michigan, owns, among other things, all of the issued and outstanding capital stock of D&N Bank, a federally chartered savings bank ("D&N Bank"). As of the date hereof, D&N has 25,000,000 authorized shares of common stock, par value $0.01 per share ("D&N Common Stock"), of which 9,165,011 shares are outstanding, and 1,000,000 authorized shares of preferred stock, par value $.01 per share, none of which is outstanding.

         WHEREAS, Republic, a bank holding company, with principal offices in Owosso, Michigan, owns, among other things, 100% of the issued and outstanding capital stock of Republic Bank ("Republic Bank"). As of the date hereof, Republic has 30,000,000 authorized shares of common stock, par value $5.00 per share ("Republic Common Stock"), of which 23,697,383 shares are outstanding, 5,000,000 authorized shares of preferred stock, no par value per share ("Republic Preferred Stock"), of which no shares are outstanding.

         WHEREAS, D&N and Republic desire to combine their respective holding companies through a tax-free, stock-for-stock merger so that the respective stockholders of D&N and Republic will have an equity ownership in the combined holding company.

         WHEREAS, neither the Board of Directors of D&N nor the Board of Directors of Republic seeks to sell its respective holding company at this time but both Boards desire to merge their respective holding companies in a transaction structured as a merger of equals.

         WHEREAS, it is intended that to accomplish this result, D&N will be merged with and into Republic, with Republic as the surviving corporation. Such merger is referred to herein as the "Merger." Republic after the Merger is sometimes referred to herein as the "Surviving Corporation."

         WHEREAS, as an inducement to and condition of Republic's willingness to enter into this Agreement, D&N will grant to Republic concurrently with the execution and delivery of this Agreement an option pursuant to the D&N Stock Option Agreement (the "D&N Stock Option Agreement"). The D&N Stock Option Agreement is attached hereto as Exhibit A.


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         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         WHEREAS, the Boards of Directors of D&N and Republic (at meetings duly called and held) have determined that this Agreement and the transactions contemplated hereby are in the best interests of D&N and Republic, respectively, and their respective stockholders and have approved this Agreement and the D&N Stock Option Agreement.

         NOW   THEREFORE,   in   consideration   of   the   premises   and   the
representations, warranties, covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                         THE MERGER AND RELATED MATTERS

         1.1 Merger. Subject to the terms and conditions of this Agreement and pursuant to applicable law, at the Effective Time (as hereinafter defined), (i) D&N shall be merged with and into Republic pursuant to the terms and conditions set forth herein, (ii) the separate corporate existence of D&N shall cease, and
(iii) Republic as the Surviving Corporation shall continue to be governed by the laws of the State of Michigan. This Agreement is intended to constitute the "plan of merger" contemplated by Section 701 of the Michigan Business
Corporation Act, as amended (the "MBCA"), and the "agreement of merger" contemplated by Section 251 of the Delaware General Corporation Law, as amended ("DGCL").

         1.2 Effective Time. As soon as practicable after each of the conditions set forth in Article IV hereof has been satisfied or waived, D&N and Republic will file, or cause to be filed, a certificate of merger and articles of merger with the appropriate authorities of Delaware and Michigan, respectively, for the Merger, which certificate of merger and articles of merger shall in each case be in the form required by and executed in accordance with the provisions of applicable law. The Merger shall become effective at the time and date which is the later of the time at which (i) the Delaware certificate of merger is filed with the appropriate authorities of Delaware and (ii) the Michigan articles of merger are filed with the appropriate authorities of Michigan ("Effective Time"), which shall be immediately following the Closing (as defined in Section
1.11 hereof) and on the same day as the Closing if practicable, or at such other date and time as may be agreed to by the parties and specified in the certificate of merger and articles of merger in accordance with applicable law.

         1.3 Conversion of Shares.

               (a) At the Effective Time, by virtue of the Merger and without any action on the part of D&N or Republic or the holders of shares of D&N or Republic Common Stock:

                     (i) Each outstanding share of D&N Common Stock issued and outstanding at the Effective Time subject to clause (a)(ii) of this Section
1.3 and Section 1.6 hereof, shall cease to be outstanding, shall cease to exist and shall be converted into and represent solely


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1.82 shares of Republic  Common  Stock (the  "Conversion  Number")  and shall no longer be a share of D&N Common Stock.

                     (ii) Any shares of D&N Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (as defined in Section 2.1 hereof) (other than in a fiduciary capacity) at the Effective Time shall cease to exist, the certificates for such shares shall as promptly as practicable be cancelled, such shares shall not be converted into or represent any shares of Republic Common Stock, and no shares of capital stock of Republic shall be issued or exchanged therefor. At the Effective Time, all shares of D&N Common Stock that are owned by D&N as treasury stock and all shares of D&N Common Stock that are owned, directly or indirectly, by D&N or Republic or any of their respective wholly-owned Subsidiaries (other than shares of D&N Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Republic Common Stock which are similarly held, whether held directly or indirectly by D&N or Republic, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of D&N Common Stock held by D&N or Republic or any of their respective wholly-owned Subsidiaries in respect of a debt previously contracted (any such shares of D&N Common Stock, and shares of Republic Common Stock which are similarly held, whether held directly or indirectly by D&N or Republic or any of their respective Subsidiaries, being referred to herein as "DPC Shares") and as set forth in the D&N Disclosure Schedule) shall be cancelled and shall cease to exist and no stock of Republic or other consideration shall be delivered in exchange therefor.

                     (iii) Each share of Republic Common Stock issued and outstanding immediately before the Effective Time shall remain an outstanding share of Common Stock of Republic as the Surviving Corporation. All shares of Republic Common Stock that are owned by D&N or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Republic.

                     (iv) The holders of certificates representing shares of D&N Common Stock shall cease to have any rights as stockholders of D&N, except such rights, if any, as they may have pursuant to the DGCL.

         1.4    Surviving Corporation in the Merger.

                (a) The name of the Surviving Corporation in the Merger shall be "Republic". At the Effective Time, the headquarters and principal executive offices of Republic immediately prior to the Effective Time shall be the headquarters and principal executive offices of the Surviving Corporation. At the Effective Time, the headquarters and principal executive offices of Republic Bank immediately prior to the Effective Time shall be the headquarters and principal executive offices of Republic Bank. At the Effective Time, the headquarters and principal executive offices of D&N Bank immediately prior to the Effective Time shall be the headquarters and principal executive offices of D&N Bank.

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               (b) At the  Effective  Time,  the  Articles of  Incorporation  of
Republic, as amended by the Republic Charter Amendment (as defined in Section 1.5(a) hereof) and as then in effect, shall be the Articles of Incorporation of Republic as the Surviving Corporation until amended as provided therein or as otherwise permitted by the MBCA.

               (c) At the Effective Time, the Bylaws of Republic as then in effect shall be the Bylaws of Republic as the Surviving Corporation until amended as provided therein or as otherwise permitted by the MBCA.

               (d) The directors and certain executive officers of Republic as the Surviving Corporation following the Merger shall be as provided in Section
6.2 herein until such directors or officers are replaced or additional directors or officers are elected or appointed in accordance with the provisions of this Agreement and the Articles of Incorporation and Bylaws of the Surviving Corporation.

               (e) From and after the Effective Time the Merger shall have the effects set forth in this Agreement and in the MBCA and the DGCL, including without limitation the following:

                     (i) Republic as the Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of D&N and Republic, and all obligations belonging or due to each of D&N and Republic, all of which shall vest in Republic as the Surviving Corporation without further act or deed. Title to any real estate or any interest in the real estate vested in D&N or Republic shall not revert or in any way be impaired by reason of the Merger.

                     (ii) Republic as the Surviving Corporation will be liable for all the obligations of each of D&N and Republic. Any claim existing, or action or proceeding pending, by or against D&N or Republic, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or Republic as the Surviving Corporation may be substituted in its place.

                     (iii) All the rights of creditors of each of D&N and Republic will be preserved unimpaired, and all liens upon the property of D&N and Republic will be preserved unimpaired only on the property affected by such liens immediately before the Effective Time.

         1.5 Authorization for Issuance of Republic Common Stock; Exchange of Certificates.

                (a) Subject to the approval by Republic's stockholders of an amendment to the Articles of Incorporation of Republic increasing the number of authorized shares of Republic Common Stock to not less than 75,000,000 (the "Republic Charter Amendment"), prior to the Closing Republic shall reserve for issuance a sufficient number of shares of its common stock for the purpose of issuing its shares to D&N's stockholders in accordance with this Article I.

                (b)  After  the   Effective   Time,   holders  of   certificates
theretofore representing outstanding shares of D&N Common Stock (other than as provided in Section 1.3(a)(ii) hereof),


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upon   surrender   of  such   certificates   to  State  Street  Bank  and  Trust
Company/Boston EquiServe, or another exchange agent appointed jointly by D&N and Republic on behalf of Republic as the Surviving Corporation (the "Exchange Agent"), shall be entitled to receive certificates for the number of whole shares of Republic Common Stock into which shares of D&N Common Stock theretofore evidenced by the certificates so surrendered shall have been converted, as provided in Section 1.3 hereof, and cash payments in lieu of fractional shares, if any, as provided in Section 1.6 hereof. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and transmittal form to each D&N stockholder of record at the Effective Time whose D&N Common Stock shall have been converted into Republic Common Stock advising such stockholder of the effectiveness of the Merger and the procedure for
surrendering   to  the  Exchange   Agent   outstanding   certificates   formerly
representing D&N Common Stock in exchange for new certificates for Republic Common Stock. Upon surrender, each certificate representing D&N Common Stock shall be cancelled.

                (c) Until surrendered as provided in this Section 1.5 hereof, all outstanding certificates of a holder which, before the Effective Time, represented D&N Common Stock (other than those representing shares cancelled at the Effective Time pursuant to Section 1.3(a)(ii) hereof) will be deemed for all corporate purposes to represent the number of whole shares of Republic Common Stock into which the shares of D&N Common Stock formerly represented thereby were converted and the right to receive cash in lieu of a fractional share interest. However, until such outstanding certificates formerly representing D&N Common Stock are so surrendered, no dividend or distribution payable to holders of record of Republic Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distribution, without interest, theretofore paid with respect to such whole shares of Republic Common Stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or after the Effective Time and the amount of any cash, without interest, payable to such holder in lieu of a fractional share interest pursuant to Section 1.6 hereof. After the Effective Time, there shall be no further registration of transfers on the records of D&N of outstanding certificates formerly representing shares of D&N Common Stock and, if a certificate formerly representing such shares is presented to Republic or D&N, it shall be forwarded to the Exchange Agent for cancellation and exchanged for a certificate representing shares of Republic Common Stock and cash for any fractional share interest (if any), as herein provided. Following six months after the Effective Time, the Exchange Agent shall return to Republic any certificates for Republic Common Stock and cash remaining in the possession of the Exchange Agent (together with any dividends in respect thereof) and thereafter shareholders of D&N shall look exclusively to Republic for shares of Republic Common Stock and cash to which they are entitled hereunder. Notwithstanding the foregoing, none of D&N, Republic, the Exchange Agent or any other Person shall be liable to any former holder of shares of D&N Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

                (d) All shares of Republic Common Stock and cash in lieu of any fractional share issued or paid upon the conversion of D&N Common Stock in accordance with the above terms and conditions shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such D&N Common Stock.

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                (e) If any new  certificate  for Republic  Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate representing shares of Republic
Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                (f) In the event any certificate representing D&N Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Republic Common Stock and cash for any fractional share interest, as may be required pursuant hereto; provided, however, that Republic as the Surviving Corporation or Exchange Agent may, in its discretion and as a condition precedent to the issuance or payment thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Republic as the Surviving Corporation, D&N, the Exchange Agent or any other person with respect to the certificate alleged to have been lost, stolen or destroyed.

         1.6 No Fractional Shares. Notwithstanding any term or provision hereof, no fractional shares of Republic Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued upon the conversion of or in exchange for any shares of D&N Common Stock; no dividend or distribution with respect to Republic Common Stock shall be payable on or with respect to any fractional share interest; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Republic as the Surviving Corporation. In lieu of such fractional share interest, any holder of D&N Common Stock who would otherwise be entitled to a fractional share of Republic Common Stock will, upon surrender of his certificate or certificates representing D&N Common Stock outstanding immediately before the Effective Time, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction of the share to which such holder would otherwise have been entitled and the closing price of Republic Common Stock on the trading day immediately prior to the date of the Effective Time. For the purposes of determining any such fractional share interest, all shares of D&N Common Stock owned by a D&N stockholder shall be combined so as to calculate the maximum number of whole shares of Republic Common Stock issuable to such D&N stockholder.

         1.7 Stockholders' Meetings.

                (a) D&N shall, at the earliest practicable date, hold a meeting of its stockholders (the "D&N Stockholders' Meeting") to submit this Agreement for adoption by its stockholders. The affirmative vote of a majority of the issued and outstanding shares of D&N Common Stock entitled to vote shall be required for such adoption.


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                (b) Republic  shall,  at the earliest  practicable  date, hold a meeting of its stockholders (the "Republic Stockholders' Meeting") to (i) submit this Agreement for stockholder approval and (ii) submit the Republic Charter Amendment for stockholder approval. The affirmative vote of a majority of the issued and outstanding shares of Republic Common Stock entitled to vote shall be required for such approval of this Agreement and for such approval of the Republic Charter Amendment.

         1.8 D&N Stock Options.

                (a) The Disclosure Schedule delivered by D&N to Republic pursuant to Section 2.2 herein sets forth a list of each stock option outstanding on the date of this Agreement (collectively, the "D&N Stock Options") to purchase D&N Common Stock heretofore granted pursuant to the D&N Amended and Restated Stock Option and Incentive Plan (as amended February 27,
1995) and the D&N Amended and Restated 1994 Management Stock Incentive Plan (collectively, the "D&N Option Plans"). The Disclosure Schedule delivered by D&N to Republic pursuant to Section 2.2 herein also sets forth with respect to each D&N Stock Option the option exercise price, the number of shares subject to the option, the dates of grant, vesting, exercisability and expiration of the option and that the option is either an incentive or a nonqualified stock option. Except as otherwise expressly provided in Section 3.14(b) hereof, without the written consent of Republic, no additional stock options shall, after the date of this Agreement, be granted under the D&N Option Plans.

                (b) At the Effective Time, each D&N Stock Option which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of D&N Common Stock and shall be converted automatically into an option to purchase shares of Republic Common Stock in an amount and at an exercise price determined as provided below (and otherwise, in the case of options, subject to the terms of the D&N Option Plans under which they were issued and the agreements evidencing grants thereunder):

                      (i) The number of shares of Republic Common Stock to be subject to the new option shall be equal to the product of the number of shares of D&N Common Stock subject to the original D&N Stock Option and the Conversion Number, provided that any fractional shares of Republic Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                     (ii) The exercise price per share of Republic Common Stock under the new option shall be equal to the exercise price per share of D&N Common Stock under the original D&N Stock Option divided by the Conversion Number, provided that such exercise price shall be rounded down to the nearest whole cent.

                (c) The adjustment provided herein with respect to any D&N Stock Options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code. The vesting, duration and other


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terms of the new  option  shall be the same as the  original  D&N  Stock  Option except that all references to D&N shall be deemed to be references to Republic.

                (d) At all times after the Effective Time, Republic as the Surviving Corporation shall reserve for issuance such number of shares of Republic Common Stock as necessary so as to permit the exercise of options granted under the D&N Option Plans in the manner contemplated by this Agreement and, subject to Section 1.8(e) hereof, the instruments pursuant to which such options were granted. Republic shall make all filings required under federal and state securities laws promptly after the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and Republic as the Surviving Corporation shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of such shares.

                  (e) Notwithstanding anything to the contrary express or implied in any of the D&N Option Plans or any of the D&N Stock Options, D&N and Republic, as applicable, shall: (i) neither approve nor allow any holder of any stock option granted under any of the D&N Option Plans (including, without limitation, the D&N Stock Options) to elect or receive a cash payment in lieu of the right to receive or exercise such stock option; and (ii) not allow any holder of any stock option granted under any D&N Option Plan (including, without limitation, the D&N Stock Options) to exercise his or her right to receive cash pursuant to such D&N Option Plan, and shall institute a procedure to effect the issuance of D&N or Republic Common Stock, as applicable, in lieu thereof, with the right of the holder to sell such D&N or Republic Common Stock, as applicable.

         1.9 Registration Statement; Prospectus/Joint Proxy Statement.

                (a) For the purposes  (i) of holding the Republic  Stockholders'
Meeting, (ii) of registering with the Securities and Exchange Commission ("SEC") and with applicable state securities authorities the Republic Common Stock to be issued to holders of D&N Common Stock in connection with the Merger and (iii) of holding the D&N Stockholders' Meeting, the parties shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, is referred to herein as the "Registration Statement"), including the Prospectus/Joint Proxy Statement satisfying all applicable requirements of applicable state laws, and of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder (such Prospectus/Joint Proxy Statement, together with any and all amendments or supplements thereto, is referred to herein as the "Prospectus/Joint Proxy Statement").

                (b) D&N shall furnish such information concerning D&N and its Subsidiaries as is necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to such entities, to comply with Section 1.9(a) hereof. D&N agrees promptly to advise Republic if at any time before the Republic or D&N Stockholders' Meeting any information provided by D&N in the Prospectus/Joint Proxy Statement (through incorporation by reference or otherwise) becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. D&N shall furnish Republic with such supplemental information as may

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be necessary in order to cause such Prospectus/Joint Proxy Statement, insofar as it relates to D&N and its Subsidiaries, to comply with Section 1.9(a) hereof.

                (c) Republic shall furnish D&N with such information concerning Republic and its Subsidiaries as is necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to such entities, to comply with Section 1.9(a) hereof. Republic agrees promptly to advise D&N if at any time before the D&N or Republic Stockholders' Meeting any information provided by Republic in the Prospectus/Joint Proxy Statement (through incorporation by reference or otherwise) becomes incorrect or incomplete in any material respect and to provide D&N with the information needed to correct such inaccuracy or omission. Republic shall furnish D&N with such supplemental information as may be necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to Republic and its Subsidiaries, to comply with Section 1.9(a).

                (d) Republic shall promptly file the Registration Statement with the SEC and applicable state securities agencies. D&N and Republic shall use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and applicable state securities laws at the earliest practicable date. D&N authorizes Republic to utilize in the Registration Statement the information concerning D&N and its Subsidiaries incorporated by reference in, and provided to Republic for the purpose of inclusion in, the Prospectus/Joint Proxy Statement. Republic shall advise D&N promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Republic shall furnish D&N with copies of all such documents. Before the Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Joint Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the Securities Act.

         1.10 Cooperation; Regulatory Approvals. The parties shall cooperate, and shall cause each of their respective affiliates and Subsidiaries to cooperate, in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other filings as any of them may reasonably deem necessary or desirable to or with thrift and bank regulatory authorities, Federal Trade Commission, Department of Justice, SEC, Secretary of State of Delaware and Michigan, other regulatory or governmental authorities, holders of the voting shares of common stock of D&N and Republic, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated hereby. Each party will have the right to review and comment on such applications, petitions and filings in advance and shall furnish to the other copies thereof promptly after submission thereof. Any such materials must be acceptable to both D&N and Republic prior to submission to any regulatory or governmental entity or authority or transmission to stockholders or other third parties, except to the extent that D&N or Republic is legally required to proceed prior to obtaining the acceptance of the other party hereto. Each party agrees to consult with the other with respect to obtaining all necessary consents and approvals, and each will keep the other apprised of the status of matters relating to such approvals and consents and the consummation of the transactions contemplated hereby. At the date hereof, no party is aware of any reason that any regulatory approval required to be obtained by it would not be obtained or would be obtained subject to conditions that would have or result in a material adverse effect on Republic as the Surviving Corporation.

         1.11 Closing. If (i) this Agreement has been duly approved by the stockholders of D&N and Republic, (ii) the Republic Charter Amendment has been duly approved by the stockholders of Republic, and (iii) all relevant conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of Miller, Canfield, Paddock and Stone, P.L.C., Detroit, Michigan, or at such other place as the parties agree, at which the parties will exchange certificates, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place within 30 days after the satisfaction or waiver of all conditions and/or obligations precedent to Closing contained in Article IV of this Agreement, or at such other time as the parties agree. The parties shall use their respective best efforts to cause the Closing to occur on or prior to June 30, 1999.

         1.12 Tax Consequences; Accounting Treatment. It is intended that (i) the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Internal Revenue Code, and (iii) the Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         D&N represents and warrants to Republic, and Republic represents and warrants to D&N, except as disclosed in the Disclosure Schedule delivered by each party to the other pursuant to Section 2.23 hereof, as follows:

         2.1 Organization, Good Standing, Authority, Insurance, Etc. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Section 2.1 of its Disclosure Schedule lists each "subsidiary" (the term "subsidiary" when used with respect to any party means any entity (including without limitation any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated) which is consolidated with such party for financial reporting purposes (individually a "Subsidiary" and collectively the "Subsidiaries"). Each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized, as set forth in
Section 2.1 of its Disclosure Schedule. It and each of its Subsidiaries have all requisite power and authority and to the extent required by applicable law are licensed to own, lease and operate their respective properties and conduct their respective businesses as they are now being conducted. It has delivered or made available to the other party a true, complete and correct copy of the articles of incorporation, certificate of incorporation or other organizing document and of the bylaws, as in effect on the date of this Agreement, of it and each of its Subsidiaries. It and each of its Subsidiaries are qualified to do business as foreign corporations or entities and are in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on it. All eligible accounts of each of its Subsidiaries that is a depositary institution are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum extent permitted under applicable law. In the case of the representations and warranties of D&N, D&N is duly registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended, and the D&N Common Stock is registered under the Exchange Act. In the case of the representations and warranties of Republic, Republic is duly registered as a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and the Republic Common Stock is registered under the Exchange Act. Its minute books and those of each of its Subsidiaries contain complete and accurate records of all meetings and other corporate actions taken by their respective stockholders and Boards of Directors (including the committees of such Boards).

         2.2 Capitalization.

               (a) Its authorized capital stock and the number of issued and outstanding shares of its capital stock as of the date hereof are accurately set forth in the recitals in this Agreement. All outstanding shares of its common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except (i) as set forth in Section 2.2 of its Disclosure Schedule or (ii) with respect to the D&N Stock Option Agreement, as of the date of this Agreement, there are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any of its capital stock from it and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind to which it or any of its Subsidiaries is subject with respect to the issuance, voting or sale of issued or unissued shares of its capital stock. A true and complete copy of each plan and agreement pursuant to which such options, convertible securities, warrants or other rights have been granted or issued, as in effect on the date of this Agreement, is included in Section 2.2 of its Disclosure Schedule. Only the holders of its common stock have the right to vote at meetings of its stockholders on matters to be voted thereat (including this Agreement).

               (b) Subject to stockholder approval of the Republic Charter Amendment, and with respect to the shares of Republic Common Stock to be issued in the Merger, Republic represents and warrants that such shares when so issued in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights or other liens.

         2.3 Ownership of Subsidiaries. All outstanding shares or ownership interests of its Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by it or one of its Subsidiaries free and clear of any lien, claim, charge, restriction, rights of third parties, or encumbrance (collectively, "Encumbrance"), except as set forth in Section 2.3 of its Disclosure Schedule. There are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any capital stock or ownership interests of any of its Subsidiaries and no contracts to which it or any of its Subsidiaries is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock or ownership interests of any of its Subsidiaries. Neither it nor any of its Subsidiaries owns more than 2% of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or more than 2% of the aggregate profit participations in any entity other than a Subsidiary or as otherwise set forth in Section 2.3 of its Disclosure Schedule.

         2.4 Financial Statements and Reports.

               (a) No registration statement, offering circular, proxy statement, schedule or report filed by it or any of its Subsidiaries under various securities and financial institution laws and regulations ("Regulatory Reports"), on the date of its effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the past five years, it and its Subsidiaries have timely filed all Regulatory Reports required to be filed by them under various securities and financial institution laws and regulations except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on it; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the Regulatory Reports (or to be included in Regulatory Reports to be filed after the date hereof) (i) were or will be (with respect to financial statements in respect of periods ending after September 30, 1998), prepared in accordance with its books and records and those of its consolidated Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after September 30, 1998, will present) fairly the consolidated financial position and the consolidated results of operations or income, changes in stockholders' equity and cash flows of it and its Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to unaudited statements and in the case of unaudited statements to recurring year-end adjustments normal in nature and amounts). Its audited consolidated financial statements at December 31, 1997 and for the year then ended and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) as of such date of it and its Subsidiaries required to be reflected in such financial statements in accordance with generally accepted accounting principles and contain or will contain (as the case may be) adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any, as of such date in accordance with generally accepted accounting principles. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to it or its Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at December 31, 1997 or for transactions effected or actions occurring or omitted to be taken after December 31, 1997 (i) in the ordinary course of business, (ii) as permitted by this Agreement or (iii) as disclosed in its Regulatory Reports filed after December 31, 1997 and before the date of this Agreement. A true and complete copy of such December 31, 1997 financial statements has been delivered by it to the other party. The books and records of it and its Subsidiaries have been, and are being, maintained in all material respects in accordance with generally accepted accounting principles and any other applicable legal and accounting requirements.

               (b) To the extent permitted under applicable law, it has delivered or made available to the other party each Regulatory Report filed, used or circulated by it with respect to periods since January 1, 1995 through the date of this Agreement and will promptly deliver to the other party each such Regulatory Report filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the applicable regulatory or governmental entity or authority (or, if not so filed, in the form used or circulated).

               2.5 Absence of Changes.

               (a) Since September 30, 1998, there has been no material adverse change affecting it. There is no occurrence, event or development of any nature existing or, to its best knowledge, threatened which may reasonably be expected to have a material adverse effect upon it.

               (b) Except as set forth in Section 2.5 of its Disclosure Schedule or in its Regulatory Reports filed after December 31, 1997 and before the date of this Agreement, since December 31, 1997, each of it and its Subsidiaries has owned and operated its respective assets, properties and businesses in the ordinary course and consistent with past practice.

               (c) In the case of D&N: since December 31, 1997 neither it nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997, or (B) granted any severance or termination pay or entered into any contract to make or grant any severance or termination pay, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in its reasonable judgment, is likely, either individually or in the aggregate, to have a material adverse effect on it.

         2.6 Prospectus/Joint Proxy Statement. At the time the Prospectus/Joint Proxy Statement is mailed to the stockholders of D&N and Republic for the solicitation of proxies for the approvals referred to in Section 1.7 hereof and at all times after such mailings up to and including the times of such approvals, such Prospectus/Joint Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to it (including its Subsidiaries) and its stockholders, its common stock, this Agreement, the Merger and the other transactions contemplated hereby, will:

               (a) Comply in all material respects with applicable provisions of the Securities Act, the Exchange Act and the rules and regulations under such Acts; and

               (b) Not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

               2.7 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf or under authority of it or any of its Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except as set forth in Section 2.7 of its Disclosure Schedule transactions contemplated by this Agreement, other than (i) in the case of Republic, Roney Capital Markets, a division of First Chicago Capital Markets, Inc. ("Roney") (a copy of which engagement agreement has been disclosed by Republic to D&N) whose fees, commissions and expenses shall be paid by Republic, and (ii) in the case of D&N, Hovde Financial, Inc. ("Hovde") (a copy of which engagement agreement has been disclosed by D&N to Republic) whose fees, commissions and expenses shall be paid by D&N.

         2.8 Litigation and Other Proceedings. Except for matters which would not have a material adverse effect on it, or except as set forth in Section 2.8 of its Disclosure Schedule, neither it nor any of its Subsidiaries is a defendant in, nor is any of its property subject to, any pending or, to its best knowledge, threatened claim, action, suit, investigation or proceeding or subject to any judicial order, judgment or decree. There is no injunction, order, judgment, decree, or regulatory restriction (other than (i) in the case of Republic, those that apply to similarly situated bank holding companies and/or banks, and (ii) in the case of D&N, those that apply to similarly situated savings and loan holding companies and/or savings banks) imposed upon it , any of its Subsidiaries or the assets of it or any of its Subsidiaries which has had, or might reasonably be expected to have, a material adverse effect on it.

         2.9 Compliance with Law. Except as set forth in Section 2.9 of its Disclosure Schedule:

                  (a) It and each of its Subsidiaries are in compliance in all material respects with all laws, regulations, ordinances, rules, judgments, orders or decrees applicable to their respective operations or businesses, including without limitation the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Owners' Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination. Neither it nor any of its Subsidiaries has received notice from any federal, state or local government or governmental or regulatory agency or body of any material violation of, and does not know of any material violations of, any of the above.

                  (b) It and each of its Subsidiaries have all permits, licenses, certificates of authority, franchises, orders and approvals of, and have made all filings, applications and registrations with, all federal, state, local and foreign government or governmental or regulatory agency or body that are required in order to permit them to carry on their respective businesses as they are presently being conducted.

                  (c) It and each of its Subsidiaries have received since January 1, 1995 no notification or communication from any government or governmental or regulatory agency or body or the staff thereof (A) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such government or governmental or regulatory agency or body administers or enforces; (B) threatening to revoke any license, franchise, permit or authorization; or (C) threatening or contemplating any enforcement action by or supervisory or other written agreement with a state or federal banking regulator, or any revocation or limitation of, or action which would have the effect of revoking or limiting, the FDIC deposit insurance of any

Subsidiary (nor, to the knowledge of its executive officers, do any grounds for any of the foregoing exist); and

                  (d) It and each of its Subsidiaries are not required to give prior notice to any government or governmental or regulatory agency or body of the proposed addition of an individual to their respective board of directors or the employment of an individual as a senior executive officer.

                  (e) Each of its Subsidiaries which is a federally insured bank or savings institution currently performs all personal trust, corporate trust and other fiduciary activities ("Trust Activities") with requisite authority under applicable law and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust
Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations) where the failure to so perform would have a material adverse effect on it; there is no investigation or inquiry of a material nature by any governmental entity or authority pending, or to its knowledge, threatened, against or affecting it, or any "Significant Subsidiary" (as defined in Rule 1-02(u) of Regulation S-X of the SEC) of it relating to the compliance by it or any such Significant Subsidiary with sound fiduciary principles and applicable regulations; and except where any such failure would not have a material adverse effect on it, each employee of its Subsidiaries had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a Subsidiary of it; and each of its Subsidiaries has established policies and procedures for the purpose of complying with applicable laws relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since December 31, 1995 have disclosed no material violations of applicable laws or such policies and procedures.

         2.10 Corporate Actions.

                  (a) Its Board of Directors (at a meeting duly called and held) has by the requisite vote (i) determined that the Merger is advisable and in the best interests of it and its stockholders, (ii) duly approved the Merger, this Agreement and the D&N Stock Option Agreement, and authorized its officers to execute and deliver this Agreement, the D&N Stock Option Agreement and to take all action necessary to consummate the Merger and the other transactions contemplated hereby and thereby, (iii) in the case of Republic, duly approved the Republic Charter Amendment and authorized its officers to take all action necessary to obtain stockholder approval of the Republic Charter Amendment and, following such stockholder approval, to effect the Republic Charter Amendment and the other transactions contemplated thereby, (iv) authorized and directed the submission for stockholders' approval or adoption of this Agreement, and (v) in the case of Republic, authorized and directed the submission for stockholders' approval or adoption of the Republic Charter Amendment. Its Board of Directors has been provided with an opinion of its financial advisor (Roney in the case of Republic, and Hovde in the case of D&N), that, as of the date of such duly called and held meeting of its Board of Directors, the Conversion Number is fair, from a financial point of view, to its stockholders.

                  (b) Its Board of Directors has taken all  necessary  action to exempt this Agreement, and the D&N Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the D&N Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from,
(i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders, (iii) any state laws requiring a stockholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested stockholder" or person or entity of similar type and (iv) any provision in its or any of its Subsidiaries' articles of incorporation, certificate of incorporation, charter or bylaws, (A) restricting or limiting stock ownership or the voting rights of stockholders or (B) requiring a stockholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," interested stockholder" or person or entity of similar type.

         2.11 Authority. Except as set forth in Section 2.11 of its Disclosure Schedule, neither the execution and delivery of and performance of its obligations under this Agreement and the D&N Stock Option Agreement by it nor the consummation of the Merger will violate any of the provisions of, or constitute a breach or default under or give any person the right to terminate or accelerate payment or performance under, (i) its articles of incorporation, certificate of incorporation or bylaws, or the articles of incorporation, certificate of incorporation, charter or bylaws of any of its Subsidiaries, (ii) any regulatory restraint on the acquisition of it or control thereof, (iii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (iv) any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which it or any of its Subsidiaries is a party or is subject or by which any of its or their properties or assets is bound and which provides for payments by, on behalf of, or to it and/or any of its Subsidiaries in excess of either $50,000 per annum or $100,000 over the term of such Contract. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to stockholder approval and to various governmental or regulatory approvals. It has all requisite corporate power and authority to enter into this Agreement and the D&N Stock Option Agreement, and to perform its obligations hereunder and thereunder, subject, in the case of Republic, to the approval or adoption of the Republic Charter Amendment by the stockholders of Republic and, in the case of the Merger, to the approval or adoption of this Agreement by its stockholders under applicable law. Other than (x) the receipt of Governmental Approvals (as defined in Section 4.1(c) hereof), (y) the approval or adoption of this Agreement by its stockholders, and (z) in the case of Republic, the approval or adoption of the Republic Charter Amendment by its stockholders, and except as set forth in Section 2.11 of its Disclosure Schedule with respect to any Contract, no consents or approvals are required on its behalf or on behalf of any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. This Agreement and the D&N Stock Option Agreement have been duly executed and delivered on behalf of it (and assuming due authorization, execution and delivery by every other party to this Agreement and the D&N Stock Option Agreement), and each of them constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

         2.12 Employment Arrangements.

                  (a)  Except as set  forth in  Section  2.12 of its  Disclosure
Schedule: (i) all employees of it and its Subsidiaries are employees-at-will, may be terminated at any time for any lawful reason or no reason and have no entitlement to employment by virtue of any oral or written contract, employer policy, or otherwise, except for any employees, individually or in the aggregate, the termination of whom without cause would not impose any material liability on it or its Subsidiaries or require any material payments by it or any of its Subsidiaries; (ii) there are no agreements, plans or other arrangements with respect to employment, severance or other benefits with any current or former directors, officers or employees of it or any of its Subsidiaries which may not be terminated without penalty or expense (including any augmentation or acceleration of benefits) on 30 days' or less notice to any such person; (iii) no payments and benefits (including any augmentation or acceleration of benefits) to current or former directors, officers or employees of it or any of its Subsidiaries resulting from the transactions contemplated hereby or the termination of such person's service or employment within two years after completion of the Merger will cause the imposition of excise taxes under Section 4999 of the Internal Revenue Code or the disallowance of a deduction to it, Republic as the Surviving Corporation, or any of their respective Subsidiaries pursuant to Section 162, 280G, or any other section of the Internal Revenue Code; and (iv) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) constitute a stated "triggering event" under any "Employee Plan" (as defined in
Section 2.13(a) hereof) or "Benefit Arrangement" (as defined in Section 2.13(a) hereof) of it or any of its Subsidiaries that will result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer, stockholder, or employee of it or any of its Subsidiaries, or any dependent or affiliate of any of the foregoing, from it or any of its Subsidiaries under any Employee Plan or Benefit Arrangement of it or any of its Subsidiaries or otherwise, (B) materially increase any benefits otherwise payable under any Employee Plan or Benefit Arrangement of it or any of its Subsidiaries or (C) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

                  (b) Neither it nor any of its Subsidiaries is a party to any collective bargaining agreement or labor union contract. To the best of its knowledge, (i) no grievance procedure, arbitration proceeding or other labor controversy is pending against it or any of its Subsidiaries under any collective bargaining agreement or otherwise that would result in a material liability, (ii) it and each of its Subsidiaries has complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provision thereof relating to wages, hours, equal employment, safety, collective bargaining and the payment of social security and similar taxes and neither it nor any of its Subsidiaries is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except, in each case, any of the foregoing which, individually or in the aggregate would not have a material adverse effect on it, and (iii) there is no unfair labor practice or similar complaint against it or any of its Subsidiaries pending before the National Labor Relations Board or similar authority or strike, dispute, slowdown, work stoppage or lockout pending or threatened against it or any of its Subsidiaries or any complaint pending before the Equal Employment Opportunity Commission or any comparable federal, state or local fair employment practices agency and none has existed during the past three years that was not dismissed without liability on the part of it or any of its Subsidiaries.

         2.13 Employee Benefits.

                  (a) None of it, or any of its Subsidiaries, or any trade or business, whether or not incorporated, required to be treated as a "single employer" (within the meaning of Section 4001 of the Employment Retirement Income Security Act of 1974 ("ERISA")) with it under Section 414(b) or (c) of the Internal Revenue Code (an "ERISA Affiliate"), maintains any funded deferred compensation plans (including profit sharing, pension, retirement savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of ERISA, other than any plans ("Employee Plans") set forth in Section 2.13 of its Disclosure Schedule (true and correct copies of which it has delivered to the other party). None of the Employee Plans of it or any of its Subsidiaries is, and none of it, or any of its Subsidiaries, or any ERISA Affiliate has ever sponsored, participated in, or contributed to, a "multi-employer plan" as defined in Section 3(37) of ERISA, or a "multiple employer plan" as covered in Section 413(c) of the Internal Revenue Code or any plan which is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code. Neither it nor any of its Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under
Section 401(a) of the Internal Revenue Code are so qualified, and it is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in Section 2.13 of its Disclosure Schedule, neither it nor any of its Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, employee stock ownership, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements"). There are no restrictions on the rights of it or any of its Subsidiaries or any ERISA Affiliate to amend or terminate any of the Employee Plans or Benefit Arrangements without incurring any liability thereunder.

                  (b) Except as disclosed in Section 2.13 of its Disclosure Schedule, all Employee Plans and Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1997 and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits payable thereunder on or after January 1, 1998.

                  (c) To its best knowledge, with respect to all Employee Plans and Benefit Arrangements, it and each of its Subsidiaries are in substantial compliance with the requirements prescribed by any and all statutes, governmental or court orders or rules or regulations currently in effect, including but not limited to ERISA and the Internal Revenue Code, applicable to such Employee Plans or Benefit Arrangements. To its best knowledge, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by it or any of its Subsidiaries which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code; to its best knowledge, no Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Internal Revenue Code, whether or not waived; neither it nor any of its Subsidiaries has failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. To its best knowledge, neither it nor any of its Subsidiaries has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Republic as the Surviving Corporation or any of its Subsidiaries at or after the Effective Time.

         2.14 Information Furnished. No statement contained in any schedule, certificate or other document furnished (whether before, on or after the date of this Agreement) or to be furnished in writing by or on behalf of it to the other party pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. To its best knowledge, no information which is material to the Merger and necessary to make the representations and warranties herein not misleading has been withheld from the other party.


         2.15 Property and Assets. Either it or one of its Subsidiaries is the sole and absolute owner of all of the assets (real and personal, tangible and intangible) reflected in the financial statements at December 31, 1997 referred to in Section 2.4 hereof or acquired subsequent thereto (other than assets which are leased under leases capitalized in accordance with generally accepted accounting principles and assets which have been disposed of since the date of such financial statements). It and its Subsidiaries have good and marketable title to all such assets free and clear of any and all Encumbrances, except for
(x) the Encumbrances, if any, listed in Section 2.15 of its Disclosure Schedule,
(y) in each case for any assets the failure to have such good and marketable title or the existence of such Encumbrances which, individually or in the aggregate, would not have a material adverse effect on it, and (z) in the case of any real property, (I) such items as are shown in such financial statements or in the notes thereto, (II) liens for current real estate taxes not yet delinquent, (III) customary easements, restrictions of record and title exceptions that are not material to the value or use of such property, (IV) property sold or transferred in the ordinary course of business since the date of such financial statements, and (V) as otherwise specifically indicated in its Regulatory Reports filed after December 31, 1997 and before the date of this Agreement or in Section 2.15 of its Disclosure Schedule. No one has any written or oral agreement, option, understanding, or commitment, or any right or privilege capable of becoming an agreement, for the purchase from it or any of its Subsidiaries of any of the material assets owned or leased by any of them. It and its Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property or personal property under which they are the lessee; all of such leases are valid and binding and in full force and effect, and neither it nor any of its Subsidiaries is in default in any material respect under any such lease. No default will arise under any material real property, material personal property lease or material intellectual property license by reason of the consummation of the Merger without the lessor's or licensor's consent except as set forth in Section 2.15 of its Disclosure Schedule. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting any of the real properties or material personal property of it and its Subsidiaries since December 31, 1997. All fixed assets material to its or any of its Subsidiaries' respective business and currently used by it or any of its Subsidiaries are, in all material respects, in good operating condition and repair.

         2.16 Agreements and Instruments. Except as set forth in its Regulatory Reports filed after December 31, 1997 and before the date of this Agreement or in Section 2.16 of its Disclosure Schedule and, in the case of Republic, except as otherwise contemplated by Section 3.14 hereof, neither it nor any of its Subsidiaries is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by it or any of its Subsidiaries or the guarantee by it or of its Subsidiaries of any such obligation (other than (I) Federal Home Loan Bank advances with a maturity of one year or less from the date hereof and (II) in the case of Republic, its 6.75% Senior Debentures due January 15, 2001, its 6.95% Senior Debentures due January 15, 2003, and its 7.17% Senior Debentures due April 1, 2001), (c) any agreements to make loans or for the provision, purchase or sale of goods, services or property between it or any of its Subsidiaries and any director or officer of it or any of its Subsidiaries or any affiliate or member of the immediate family of any of the foregoing, (d) any agreements with or concerning any labor or employee organization to which it or any of its Subsidiaries is a party, (e) any agreements between it or any of its Subsidiaries and any 5% or more stockholder of it and (f) any agreements, directives, orders or similar arrangements between or involving it or any of its Subsidiaries and any state or regulatory authority.

         2.17 Material Contract Defaults. Neither it or any of its Subsidiaries nor the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it or any Subsidiary of it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, which default is reasonably expected to have either individually or in the aggregate a material adverse effect on it, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         2.18 Tax Matters.

                  (a) It and each of its Subsidiaries have duly and properly filed all federal, state, local and other tax returns and reports required to be filed by them and have made timely payments of all taxes shown thereon to be due and payable, whether disputed or not; the current status of audits of such returns or reports by the Internal Revenue Service and other applicable tax authorities is as set forth in Section 2.18 of its Disclosure Schedule; and, except as set forth in Section 2.18 of its Disclosure Schedule, there is no agreement by it or any of its Subsidiaries for the extension of time for the assessment or payment of any taxes payable. Except as set forth in Section 2.18 of its Disclosure Schedule, neither the Internal Revenue Service nor any other taxing authority is now asserting or, to its best knowledge, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is it aware of any basis for any such assertion or claim. It and each of its Subsidiaries have complied in all material respects with applicable Internal Revenue Service backup withholding requirements. It and each of its Subsidiaries have complied with all applicable state law tax collection and reporting requirements.

                  (b) Adequate provision for any unpaid federal, state, local or foreign taxes due or to become due from it or any of its Subsidiaries for all periods through and including September 30, 1998 has been made and is reflected in its September 30, 1998 financial statements referred to in Section 2.4 hereof and has been or will be made with respect to periods ending after September 30, 1998.

         2.19 Environmental Matters.

                  (a) To its best knowledge, neither it nor any of its Subsidiaries owns, leases, or otherwise controls any property affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos which requires removal or encapsulation. Neither it nor any of its Subsidiaries is aware of, nor has it or any of its Subsidiaries received written notice from any governmental or regulatory body of, any past, present or future conditions, activities, practices or incidents which may interfere with or prevent compliance or continued compliance with hazardous substance or other environmental laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, investigation or remediation activity based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to its knowledge, threatened against it or any of its Subsidiaries relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder. To its knowledge, there is no reasonable basis for any such claim, action, suit, proceeding, hearing, investigation or remediation activity that would impose any material liability or that could reasonably be expected to have a material adverse effect on it.

                  (b) None of its "Loan Portfolio Properties, Trust Properties and Other Properties" (as defined in this Section 2.19(b)) is in violation of or has any liability absolute or contingent, under any environmental laws or regulation, except any such violations or liabilities which, individually or in the aggregate would not have a material adverse effect on it. There are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to any of its Loan Portfolio Properties, Trust Properties and Other Properties (including, without limitation, any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liability under or violation of environmental laws or regulation), which would impose a liability upon it or its Subsidiaries pursuant to any environmental laws or regulation, except such as would not, individually or in the aggregate, have a material adverse effect on it. "Loan Portfolio Properties, Trust Properties and Other Properties" means, with respect to each party, any real property, interest in real property, improvements, appurtenances, rights and personal property attendant thereto, which is owned, leased as a landlord or a tenant, licensed as a licensor or licensee, managed or operated or upon which is held a mortgage, deed of trust, deed to secure debt or other security interest by it or any of its Subsidiaries whether directly, as an agent, as trustee or other fiduciary or otherwise.

         2.20 Loan Portfolio; Portfolio Management.

                  (a) All evidences of indebtedness reflected as assets in its financial statements at December 31, 1997 referred to in Section 2.4 hereof, or originated or acquired since such date, are (except with respect to those assets which are no longer assets of it or any of its Subsidiaries) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except as to the availability of equitable remedies, including specific performance, which are subject to the discretion of the court before which a proceeding is brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses or offsets which have been threatened or asserted against it or any Subsidiary. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All such indebtedness which is secured by an interest in personal property is secured by a valid and perfected security interest having the priority specified in the loan documents, except in each case in which, individually or in the aggregate, the failure to have such a security interest would not have a material adverse effect on it. All loans originated, directly or indirectly, or purchased by it or any of its Subsidiaries were at the time entered into and at all times owned by it or its Subsidiaries in compliance in all material respects with all applicable laws and regulations (including, without limitation, all consumer protection laws and regulations). It and its Subsidiaries (as applicable) administer their loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of it and any of its Subsidiaries (as applicable) regarding all loans outstanding on its books are accurate in all material respects.

                  (b) Section 2.20 of its Disclosure Schedule sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of it and its Subsidiaries that have been adversely designated, criticized or classified by it as of September 30, 1998, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any governmental or regulatory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or any of its Subsidiaries before the date hereof.

         2.21 Real Estate Loans; Investments.

                  (a) Except for properties acquired in settlement of loans, there are no facts, circumstances or contingencies known to it which exist and would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of it or any of its Subsidiaries (either individually or in the aggregate with other loans and investments).

                  (b) It and its Subsidiaries have good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Encumbrance, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of it or any of its Subsidiaries. Such securities are valued on its books in accordance with generally accepted accounting principles. No investment material to it or any of its Subsidiaries is subject to any restrictions, contractual, statutory or other, that would materially impair the ability of it or any of its Subsidiaries to dispose freely of any such investment at any time, except restriction on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given to secure public funds on deposit with any of its Subsidiaries.

         2.22 Derivatives Contracts. Neither it nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included in its financial statement as of September 30, 1998 which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 2.22 of its Disclosure Schedule, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

         2.23 Exceptions to Representations and Warranties.

                  (a) On or  before  the  date  hereof,  D&N  has  delivered  to
Republic and Republic has delivered to D&N its respective Disclosure Schedule setting forth, among other things, exceptions to any and all of its representations and warranties in Article II, provided that each exception set forth in a Disclosure Schedule shall be deemed disclosed for purposes of all representations and warranties if such exception is contained in a section of the Disclosure Schedule corresponding to a Section in Article II and provided further that (i) no such exception is required to be set forth in a Disclosure
Schedule if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section  2.23(b) and (ii) the mere  inclusion  of an  exception  in a Disclosure
Schedule shall not be deemed an admission by a party that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.

                  (b) None of the representations or warranties of D&N or Republic contained in Article II shall be deemed untrue or incorrect, and no party shall be deemed to have breached its representations or warranties contained herein, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events, would not, or in the case of Section
2.8 is not reasonably likely to, have a material adverse effect or material adverse change on such party.

                  As used in this Agreement, the term "material adverse effect" or "material adverse change" means an effect or change which (i) is materially adverse to the financial condition of a party and its respective Subsidiaries taken as a whole, (ii) significantly and adversely affects the ability of D&N or Republic to consummate the transactions contemplated hereby or to perform its material obligations hereunder or (iii) enables any person to prevent the consummation of the transactions contemplated hereby, provided however that any effect or change resulting from (A) actions or omissions of D&N or Republic contemplated by this Agreement or taken with the prior consent of the other party in contemplation of the transactions provided for herein (including, without limitation, conforming accounting adjustments and, in the case of Republic, the entering into and/or consummation of the "Contemplated Permitted Transaction" (as defined in Section 3.14 hereof)), or (B) circumstances affecting the financial institutions industry generally (including changes in laws or regulations, accounting principles or general levels of interest rates) which do not adversely affect a party and its Subsidiaries, taken as a whole, in a manner significantly different than the other party hereto, shall be deemed not to be or have a material adverse effect or result in a material adverse change.

         2.24 Intellectual Property.

                  (a) It and its Subsidiaries owns or has the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of its business as presently conducted and as presently proposed to be conducted. The term "intellectual property" means all trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software, data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium).

                  (b) To the best of its knowledge, neither it nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and none of it, its Subsidiaries and their respective directors and officers (and employees with responsibility for intellectual property matters) has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To its knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of it or any of its Subsidiaries.

                  (c) Each item of intellectual property that any third party owns and that it and each of its Subsidiaries uses pursuant to license, sublicense, agreement, or permission: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Closing Date; (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; and (vi) neither it nor any of its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

         2.25 No Investment Company. Neither it nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         2.26 Tax Treatment; Pooling of Interests. It knows of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code. It has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes. All share repurchase programs previously authorized by its Board of Directors, except to the extent that it is advised by the SEC that such purchases would not adversely affect the ability of the parties to account for the Merger as a "pooling of interests" for accounting purposes, have been revoked by resolution duly adopted on or prior to the date hereof.

         2.27 Year 2000 Compliance. It and each of its Significant Subsidiaries has conducted an inventory of the hardware, software and embedded microcontrollers in non-computer equipment (the "Computer Systems") used by it and its Significant Subsidiaries in its or their business, in order to determine which parts of the Computer Systems are not Year 2000 compliant (as defined in
Section 2.27) and to estimate the cost of rendering such Computer Systems Year 2000 compliant prior to January 1, 2000 or such earlier date on which such Computer Systems may shut down (a "hard crash") or produce incorrect calculations or otherwise malfunction without becoming totally inoperable (a "soft crash"). Based on such inventory, the estimated total cost of rendering the Computer Systems used by Republic and its Significant Subsidiaries Year 2000 compliant is $1,500,000. Based on such inventory, the estimated total cost of rendering the Computer Systems used by D&N and its Significant Subsidiaries Year 2000 compliant is $500,000. As used in this Agreement, the term "Year 2000 compliant" means that all of the hardware, software, and embedded microcontrollers in non-computer equipment comprising the Computer Systems will correctly differentiate between years, in different centuries, that end in the same two digits, and will accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations. The consummation of the Merger and the other transactions contemplated by this Agreement will not result in the loss by it or any of its Subsidiaries of any rights to use computer and telecommunications software (including, without limitation, source and object code and documentation and any other media (including, without limitation, manuals, journals and reference books)) necessary to carry on its business substantially as currently conducted and the loss of which would have a material adverse effect on it. None of it or any of its Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4,
1998). It has disclosed to the other party a complete and accurate copy of its plan for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries.

                                   ARTICLE III
                                    COVENANTS

         3.1 Investigations; Access and Copies. Between the date of this Agreement and the Effective Time, each party agrees to give to the other party and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its Subsidiaries at all reasonable times and to furnish and cause its Subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in Article II of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith and such other documents, records, or information with respect to the businesses and properties of it and its Subsidiaries as the other party or its respective agents or representative shall from time to time reasonably request; provided however, that any such inspection (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected and (b) shall not affect any of the representations and warranties hereunder. Each party will also give prompt written notice to the other party of any event or development which, (x) had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading or (z) materially relates to the satisfaction of the conditions set forth in Article IV of this Agreement. Notwithstanding anything to the contrary herein, neither party hereto nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement or, in the event of any litigation or threatened litigation between the parties over the terms of this Agreement, where access to information may be adverse to the interests of such party. To the extent reasonably practicable, the parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         3.2 Conduct of Business. Between the date of this Agreement and the Effective Time or the termination of this Agreement, each party agrees, on behalf of itself and each of its respective Subsidiaries, except as otherwise contemplated by Section 3.14 hereof, or except insofar as the President of D&N or the Chief Executive Officer or the President of Republic shall otherwise consent in writing (which consent shall not be unreasonably withheld):

                  (a)  That  it  and  its  Subsidiaries   shall  (i)  except  as
contemplated in this Agreement conduct their business only in the ordinary course consistent with past practices, (ii) maintain their books and records in accordance with past practices and (iii) use all reasonable efforts to preserve intact their business organizations and assets, to maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and to take no action that would (A) adversely affect the ability of any of them to obtain any Governmental Approvals (as defined in Section 4.1(c) hereof) or which would reasonably be expected to hinder or delay receipt of such Governmental Approvals or (B) adversely affect its ability to perform its obligations under this Agreement or the D&N Stock Option Agreement;

                  (b) That except where the provisions herein are limited to a specific party and/or its Subsidiaries, it and its Subsidiaries shall not: (i) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock, except for dividends or distributions by a wholly owned Subsidiary of such party to such party or in accordance with past practice; (ii) reacquire or buy any of its outstanding shares; (iii) issue or sell any shares of capital stock of it or any of its Subsidiaries, except shares of its common stock issued pursuant to the D&N Stock Option Agreement and shares issued pursuant to exercise of stock options previously issued and identified in
Section 2.2 of its Disclosure Schedule; (iv) effect any stock split, stock dividend, reverse stock split or other reclassification or recapitalization of its common stock; or (v) except with respect to the D&N Stock Option Agreement, grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of it or any of its Subsidiaries or grant any stock appreciation or other rights with respect to shares of capital stock of it or of any of its Subsidiaries.

                  (c) That except where the provisions herein are limited to a specific party and/or its Subsidiaries, it and its Subsidiaries shall not: (i) sell, dispose of or pledge any significant assets of it or of any of its Subsidiaries other than in the ordinary course of business consistent with past practices or to borrow funds consistent with the provisions hereinafter contained; (ii) merge or consolidate it or any of its Subsidiaries into another entity or acquire any other entity or except in accordance with its written business plan in effect on the date hereof, acquire any significant assets;
(iii) sell or pledge or agree to sell or pledge or permit any lien to exist on any stock of any of its Subsidiaries owned by it; (iv) change the articles of incorporation or certificate of incorporation, charter, bylaws or other governing instruments of it or any of its Subsidiaries, except as contemplated by this Agreement; (v) engage in any lending activities other than in the ordinary course of business consistent with past practices; (vi) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Subsidiary or make additional investments in subsidiaries in excess of $100,000; (vii) except to hedge interest rate risk on certificates of deposits or mortgage servicing rights, or to hedge interest rate risk and/or credit risk on commitments to extend consumer credit secured by residential mortgage loans, engage in any off balance sheet interest rate swap arrangement,
(viii) engage in any activity not contemplated by its written business plan in effect on the date hereof (ix) purchase any equity securities other than Federal Home Loan Bank stock or incur or assume any indebtedness except in the ordinary and usual course of business; (x) authorize capital expenditures other than in the ordinary and usual course of business; or (xi) implement or adopt any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles. The limitations contained in this
Section 3.2(c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 3.2(c).

                  (d) That except where the provisions herein are limited to a specific party and/or its Subsidiaries it and its Subsidiaries shall not: (i) grant any general increase in compensation or benefits to its employees or officers or pay any bonuses to its employees or officers except in accordance with policies in effect on the date hereof; (ii) enter into, extend, renew, modify, amend or otherwise change any employment or severance agreements with any of its directors, officers or employees except as consistent with past practice for Republic; (iii) grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors in such capacity; (iv) in the case of D&N, involuntarily terminate any officer of it or any of its Subsidiaries without the prior consultation with Republic; or (v) establish or sponsor any new Employee Plan or Benefit Arrangement or effect any material change in its Employee Plans or Benefit Arrangements (unless such change is contemplated by this Agreement or is required by applicable law or, in the opinion of its counsel, is necessary to maintain continued qualification of any tax-qualified plan that provides for retirement benefits).

         3.3 No Solicitation. Each party agrees, on behalf of itself and each of its Subsidiaries, that it will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it or any of its Subsidiaries, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "Takeover Proposal" (as defined in this Section 3.3). Except as the fiduciary duties of its Board of Directors may otherwise require (as determined in good faith after consultation with its legal counsel), each party agrees that it will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it or any of its Subsidiaries, directly or indirectly, (A) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Takeover Proposal; (B) to negotiate any Takeover Proposal with any person or entity; or (C) to enter into any agreement, letter of intent or agreement in principle as to any Takeover Proposal. Each party agrees that it shall promptly give written notice to the other upon becoming aware of any Takeover Proposal, such notice to contain, at a minimum, the identity of the persons submitting the Takeover Proposal, a copy of any written inquiry or other communication, the terms of any Takeover Proposal, any information requested or discussions sought to be initiated and the status of any requests, negotiations or expressions of interest. As used in this Agreement, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving either party or any of their respective financial institution Subsidiaries or for the acquisition of a 10% or greater equity interest in either party or any of their respective Subsidiaries, or for the acquisition of a substantial portion of the assets of either party or any of their respective Subsidiaries.

         3.4 Stockholder Approvals. The parties shall call the meetings of their respective stockholders to be held for the purpose of voting upon this Agreement and related matters, as referred to in Section 1.7 hereof, as soon as practicable. In connection with the D&N and Republic Stockholders' Meetings, the respective Boards of Directors shall recommend approval of this Agreement, and any other matters (including without limitation the Republic Charter Amendment) requiring stockholder action relating to the transactions contemplated herein (and such recommendation shall be contained in the Prospectus/Joint Proxy Statement) unless as a result of an unsolicited Takeover Proposal received by a party after the date hereof, the Board of Directors of such party determines in good faith after consultation with its legal counsel and investment banking firm that to do so would constitute a breach of the fiduciary duties of such Board of Directors to the stockholders of such party. Each of the parties shall use its best efforts to solicit from its stockholders proxies in favor of approval and to take all other action necessary or helpful to secure a vote of the holders of the outstanding shares of its common stock in favor of this Agreement, except as the fiduciary duties of its Board of Directors may otherwise require.

         3.5 Resale Letter Agreements; Accounting and Tax Treatment.

                  (a) After execution of this Agreement, (i) D&N shall use its best efforts to cause to be delivered to Republic from each person who may be deemed to be an "affiliate" of D&N within the meaning of Rule 145 of the Securities Act, a written letter agreement as of a date prior to the date of the D&N Stockholders' Meeting in the form as set forth in Exhibit 3.5, regarding restrictions on resale of shares of Republic Common Stock, to ensure compliance with applicable restrictions imposed under the federal securities laws and prior to the Effective Time D&N shall use its best efforts to secure such written letter agreement from persons who become an affiliate of it subsequent to the date hereof, and (ii) neither party shall take any action which would prevent the Merger and the other transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code, or which would disqualify the Merger as a "pooling of interests" for accounting purposes, provided that nothing hereunder shall limit the ability of either party to exercise its rights under the D&N Stock Option Agreement.

                  (b)  Because  the Merger is intended to qualify for pooling of interests accounting treatment, the shares of Republic Common Stock received by D&N affiliates in the Merger shall not be transferrable until such time as financial results covering at least 30 days of post-Merger operations have been published, and the certificates representing such shares will bear an appropriate restrictive legend. Republic shall use its best efforts to publish as promptly as reasonably practical but in no event later than forty-five (45) days after the end of the first month after the Effective Time in which there are at least thirty (30) days of post-merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

         3.6 Publicity. Between the date of this Agreement and the Effective Time, neither party nor any of its Subsidiaries shall, without the prior approval of the other party (which approval shall not be unreasonably withheld), issue or make, or permit any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Merger or the other transactions contemplated hereby, except as required by applicable law or the rules of the National Association of Securities Dealers, Inc. and the Nasdaq National Market. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to the Merger or the other transactions contemplated hereby.

         3.7 Cooperation Generally. Between the date of this Agreement and the Effective Time, the parties and their respective Subsidiaries shall in conformance with the provisions of this Agreement use their best efforts, and take all actions necessary or appropriate, to consummate the Merger and the other transactions contemplated hereby at the earliest practicable date.

         3.8 Additional Financial Statements and Reports. As soon as reasonably practicable after they become publicly available, each party shall furnish to the other its statements of financial condition, statements of operations or statements of income, statements of cash flows and statements of changes in stockholders' equity at all dates and for all periods before the Closing. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of the respective parties (subject, in the case of unaudited financial statements, to (a) normal year-end audit adjustments, (b) any other adjustments described therein and (c) the absence of notes which, if presented, would not differ materially from those included with its most recent audited consolidated financial statements), and all of such financial statements will be prepared in conformity with the requirements of Form 10-Q or Form 10-K under the Exchange Act. As soon as reasonably practicable after they are filed, each party shall, to the extent permitted under applicable law, furnish to the other its Regulatory Reports.

         3.9 Stock Exchange Listings. Republic agrees to use all reasonable efforts to cause to be listed on the Nasdaq National Market, subject to official notice of issuance, the shares of Republic Common Stock to be issued in the Merger.

         3.10 Employee Benefits and Agreements.

                  (a) Following the Effective Time, Republic as the Surviving Corporation shall honor in accordance with their terms all Benefit Arrangements and all provisions for vested benefits or other vested amounts earned or accrued through such time period under the Employee Plans.

                  (b) The Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of Republic as the Surviving Corporation until such time as the Employee Plans are integrated, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Republic as the Surviving Corporation shall take such steps as are necessary as soon as practicable following the Effective Time to integrate the Employee Plans, with
(i) full credit for prior service with D&N or Republic or any of the D&N or Republic Subsidiaries for purposes of vesting and eligibility for participation (but not benefit accruals under any Employee Plan), and co-payments and deductibles and (ii) waiver of all waiting periods and pre-existing condition exclusions or penalties.

                  (c) Employment Agreements and Related Matters.

                           (i) Immediately prior to the Effective Time, Republic and D&N Bank shall offer to employ Mr. George J. Butvilas pursuant to the form of Employment Agreement attached hereto as Exhibit 3.10(c)(i) (the "New Employment Agreement"). Simultaneously with the execution and delivery of the New Employment Agreement, (x) D&N shall cause Mr. Butvilas to execute and deliver an acknowledgment and release in the form attached hereto as Exhibit 3.10(c)(ii) (the "Acknowledgment"), and
         (y) as set forth in the Acknowledgment and upon his timely execution and delivery of the Acknowledgement, shall pay to Mr. Butvilas the sum provided for in the Acknowledgement. Upon and in consideration of the execution of the Employment Agreement by Republic and the payment of the sum provided for in the Acknowledgement, the Employment Agreement dated as of July 31, 1997, among D&N, D&N Bank and Mr. Butvilas, shall be deemed to be fully satisfied and terminated for all purposes. Republic represents and warrants to D&N that the form and substance of the New Employment Agreement is acceptable to it. D&N represents and warrants to Republic that the form and substance of the New Employment Agreement is acceptable to D&N Bank. D&N shall provide Republic with the amount of the sum to be paid to Mr. Butvilas pursuant to the Acknowledgement, and the supporting calculations therefor, not later than that date that is fifteen (15) days prior to the Closing Date.

                           (ii) D&N shall, in accordance with the terms of the D&N Bank Overflow Plan (the "D&N SERP"), make the contribution required for 1998 under the D&N SERP. At or prior to the Effective Time, D&N shall pay all amounts contained in the D&N SERP (including all earnings or accumulations thereon, if any, through the date of payment) to George J. Butvilas. D&N covenants, represents and warrants to Republic that Mr. Butvilas is the only person eligible to receive benefits under the D&N SERP. D&N shall provide Republic with the amount of the sum to be contributed by D&N to the D&N SERP pursuant to this Section 3.10(c)(ii), and the supporting calculations therefor, not later than that date that is fifteen (15) days prior to the Closing Date.

         3.11 Conforming Accounting And Reserve Policies; Restructuring
Expenses.

                  (a) Notwithstanding that D&N believes that it has established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, D&N recognizes that Republic has adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses), subject to applicable laws, regulations, and the requirements of governmental and regulatory agencies or bodies and generally accepted accounting principles. From and after the date of this Agreement to the Effective Time, D&N and Republic shall consult and cooperate with each other with respect to conforming, based upon such consultation, D&N's loan, accrual and reserve policies to those policies of Republic.

                  (b) In addition, from and after the date of this Agreement to the Effective Time, D&N and Republic shall consult and cooperate with each other with respect to determining, based upon such consultation, appropriate accruals, reserves and charges to establish and take in respect of excess facilities and equipment capacity, restructuring costs, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments taking into account the Surviving Corporation's business plan following the Merger.

                  (c) D&N and Republic shall consult and cooperate with each other with respect to determining, based upon such consultation, the amount and the timing for recognizing for financial accounting purposes the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

                  (d) At the request of Republic, and in an amount and on a basis satisfactory to D&N, D&N shall promptly establish and take such reserves and accruals as Republic shall request to conform, on a mutually satisfactory basis, D&N's loan, accrual and reserve policies to Republic's policies, shall establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger; provided, however, that it is the objective of Republic and D&N that such reserves, accruals and charges be taken on or before the Effective Time, but in no event later than immediately prior to the Closing; and provided, further, that D&N shall not be obligated to take any such action pursuant to this Section 3.11 unless and until (i) Republic specifies its request in a writing delivered to D&N, (ii) all conditions to the obligations of D&N and Republic to consummate the Merger set forth in Sections
4.1 through 4.3 hereof have been waived or satisfied by the appropriate party, and (iii) such reserves, accruals and charges conform with generally accepted accounting principles, applicable laws, regulations, and the requirements of governmental entities.

         3.12 Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in its Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement neither party shall, without the prior written consent of the other party: (a) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Internal Revenue Code; provided, however, that nothing contained herein shall limit the ability of Republic to exercise its rights under the D&N Option Agreement; or (b) agree to, or make any commitment to, take any of the actions prohibited by this Section 3.12.

         3.13 Legal Conditions to Merger. Each party shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article IV hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or authority and any other third party which is required to be obtained by it or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

         3.14 Permitted Transactions.

                  (a) Notwithstanding anything to the contrary express or implied herein, Republic may: (i) sell, dispose of, or "spin-off," or agree to sell, dispose of, or "spin-off," in a public distribution or otherwise, all or part of its equity interest in Market Street Mortgage Corporation, a subsidiary of Republic Bank ("Republic Mortgage Corporation"); (ii) convert into, or exchange for, indebtedness of, or another equity interest in, Republic Mortgage Corporation, all or part of its equity interest in Republic Mortgage Corporation; (iii) redeem, for cash and/or property, all or part of its equity interest in Republic Mortgage Corporation; (iv) declare and pay a stock dividend or a stock split not exceeding 10% of the shares of Republic Common Stock outstanding as of the date such stock dividend is declared; (v) merge Republic Savings Bank, a subsidiary of Republic ("Republic Savings Bank"), with and into Republic Bank;
(vi) transfer certain assets and employees of Republic Bank and Republic Savings Bank to Republic Bancorp Mortgage Inc., a subsidiary of Republic Bank; (vii) amend the articles of incorporation or bylaws of Republic Mortgage, Republic Bank and/or Republic Savings Bank to the extent necessary to effect the transactions contemplated by clauses (i)-(iii), and (v)-(vi) of this Section 3.14(a); (viii) make awards of restricted shares of Republic Common Stock, and grant rights or options to acquire shares of Republic Common Stock ("Republic Options"), to directors, officers and employees of it and its Subsidiaries in accordance with its Benefit Arrangements, as in effect on the date hereof, and consistent with past practices (including, without limitation, awards of stock and options pursuant to Republic's Voluntary Management Stock Accumulation
Plan); (ix) issue additional shares of Republic Common Stock pursuant to the exercise of Republic Options outstanding as of the date hereof or issued pursuant to clause (viii) of this sentence; and (x) merge or consolidate it or a wholly-owned Subsidiary of it (which Subsidiary may be an existing entity or a newly-formed entity) with another entity so long as (w) in the event it is merged or consolidated with such other entity, it is the surviving entity in such merger or consolidation, (x) in the event such Subsidiary is merged or consolidated with such other entity, the surviving entity in such merger or consolidation is a wholly-owned subsidiary of it, (y) the consideration issued in such merger or consolidation consists solely of shares of Republic Common Stock and cash in lieu of any fractional shares, and (z) not more than 3,200,000 shares of Republic Common Stock are issued in such merger or consolidation (the "Contemplated Permitted Transaction").

                  (b) Notwithstanding anything to the contrary express or implied herein, D&N may grant options to acquire shares of D&N Common Stock to directors, officers and employees of it and its Subsidiaries in accordance with the D&N Option Plans, as in effect on the date hereof, consistent with past practices and as disclosed in Section 2.2 of the Disclosure Schedule delivered by D&N to Republic.

                  (c) D&N shall not, and shall not permit any of the D&N Subsidiaries to, declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them other than
(i) D&N's regular quarterly cash dividends in the amount (subject to the last two sentences of this paragraph) of $0.05 per share of D&N Common Stock (to the extent legally permitted), (ii) dividends paid (to the extent legally permitted) by any D&N Subsidiary to another D&N Subsidiary or D&N with respect to such D&N Subsidiary's capital stock, and (iii) regular cash dividends (consistent with past practice) on the shares of 9.0% preferred stock of D&N Capital Corporation issued and outstanding as of the date hereof.

                  (d) Republic shall not, and shall not permit any of the Republic Subsidiaries to, declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them other than
(i) Republic's regular quarterly cash dividends in the amount (subject to the last two sentences of this paragraph) of $0.08 per share of Republic Common Stock (to the extent legally permitted), and (ii) dividends paid (to the extent legally permitted) by any Republic Subsidiary to another Republic Subsidiary or Republic with respect to such Republic Subsidiary's capital stock.

                  (e) From the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, neither party to this Agreement, without the prior written consent of the other party to this Agreement, make any changes in its practice of setting dividend record or dividend payment dates. Each of Republic and D&N shall coordinate with the other regarding the declaration and payment of dividends in respect of the Republic Common Stock and the D&N Common Stock and the record dates and payment dates relating thereto, it being the intention of Republic and D&N that any holder of Republic Common Stock or D&N Common Stock shall not receive two dividends for any single calendar quarter with respect to its shares of D&N Common Stock and/or shares of Republic Common Stock, including shares of Republic Common Stock that a holder received in exchange for shares of D&N Common Stock pursuant to the Merger.


                                   ARTICLE IV
                            CONDITIONS OF THE MERGER;
                            TERMINATION OF AGREEMENT

         4.1 General Conditions. The obligations of each party to effect the Merger shall be subject to the satisfaction (or written waiver by such party, to the extent such condition is waivable) of the following conditions before the Effective Time:

                  (a) Stockholder Approval. The holders of the outstanding shares of D&N and Republic Common Stock shall have approved or adopted this Agreement as specified in Section 1.7 hereof or as otherwise required by applicable law. The holders of the outstanding shares of Republic Common Stock shall have approved or adopted the Republic Charter Amendment as specified in
Section 1.7 hereof or as otherwise required by applicable law.

                  (b) No  Proceedings.  No order  shall  have been  entered  and
remain  in  force   restraining  or   prohibiting   the  Merger  in  any  legal,
administrative,   arbitration,   investigatory  or  other   proceedings  by  any
governmental or judicial or other authority. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental or regulatory authority which prohibits, materially restricts or makes illegal consummation of the Merger.

                  (c) Governmental Approvals. To the extent required by applicable law or regulation, all approvals of or filings with any governmental or regulatory authority (collectively, "Governmental Approvals") shall have been obtained or made, and any waiting periods shall have expired in connection with the consummation of the Merger; provided, however, that none of the preceding shall be deemed obtained or made if it shall be conditioned or restricted in a manner that would have or result in a material adverse effect on Republic as the Surviving Corporation as the parties hereto shall reasonably and in good faith agree. All other statutory or regulatory requirements for the valid consummation of the Merger shall have been satisfied.

                  (d) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC (and no proceedings for that purpose shall have been initiated or threatened by the SEC) and, if the offer and sale of the Surviving Corporation Common Stock in the Merger pursuant to this Agreement is subject to the securities laws of any state, shall not be subject to a stop order of any state securities authority.

                  (e) Federal Tax Opinion. Each party shall have received an opinion of its tax counsel, dated as of the Effective Time, to the effect that for federal income tax purposes:

                           (i) The Merger  will  qualify  as a  "reorganization"
                  under Section 368(a) of the Internal Revenue Code.

                           (ii) No gain or  loss  will be  recognized  by D&N or
                  Republic by reason of the Merger.

                           (iii) No gain or loss will be recognized by any stockholder of D&N upon the exchange of D&N Common Stock solely for Republic Common Stock in the Merger.

                           (iv) The basis of the Republic  Common Stock received
                  by each stockholder of D&N who exchanges D&N Common Stock for Republic Common Stock in the Merger will be the same as the basis of the D&N Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of Surviving Corporation Common Stock).

                           (v) The holding  period of the Republic  Common Stock
                  received by a stockholder of D&N in the Merger will include the holding period of the D&N Common Stock surrendered in exchange therefore, provided that such shares of D&N Common Stock were held as a capital asset by such stockholders at the Effective Time.

                           (vi) Cash received by a D&N  shareholder in lieu of a
                  fractional share interest of Republic Common Stock as part of the Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Republic Common Stock which such stockholder would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the D&N stock was a capital asset in such stockholder's hands at the Effective Time).

                  (f) Third Party Consents. All consents or approvals of all persons (other than the Governmental Approvals referenced in Section 4.1(c) hereof) required for the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a material adverse effect on Republic as the Surviving Corporation as the parties hereto shall reasonably and in good faith agree.

                  (g) Listing. The shares of Republic Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

                  (h) Pooling of Interests. Each party shall have received a letter, effective as of the Effective Time, from its independent accountants addressed to it to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

         4.2 Conditions to Obligations of D&N. The obligations of D&N to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or written waiver by D&N of the following additional conditions before the Effective Time:

                  (a) No Material Adverse Effect. Between the date of this Agreement and the Closing, Republic shall not have been effected by any event or change which has had or caused a material adverse effect or material adverse change on it.

                  (b) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. (i) The representations and warranties of Republic shall be true and correct (subject to Section 2.23 hereof) as of the date hereof and at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect, on Republic; (ii) Republic and its Subsidiaries shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under this Agreement on its part to be satisfied at or before the Effective Time; and (iii) Republic shall have delivered to D&N a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, certifying as to the satisfaction of clauses (i) and (ii) hereof.

                  (c) No Litigation. Neither Republic nor any Republic Subsidiary shall be subject to any pending litigation which, if determined adversely to Republic or any Republic Subsidiary, would have a material adverse effect on Republic.

                  (d) Audited Financials. Republic shall have delivered to D&N audited consolidated financial statements at and for the year ended December 31, 1998, including an unqualified opinion of Republic's independent auditors related thereto.

                  (e) Employment Matters. The instruments described in Section 3.10(c) hereof to be executed and delivered by, among others, Republic shall have been executed and delivered by Republic as provided in Section 3.10(c) hereof.

                  (f) Other Certificates. Republic shall have delivered to D&N such other certificates and instruments as D&N and its counsel may reasonably request. The form and substance of all certificates, instruments and other documentation delivered to D&N under this Agreement shall be reasonably satisfactory to D&N and its counsel.

         4.3 Conditions to Obligations of Republic. The obligations of Republic to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or written waiver by Republic of the following additional conditions before the Effective Time:

                  (a) No Material Adverse Effect. Between the date of this Agreement and Closing, D&N shall not have been effected by any event or change which has had or caused a material adverse effect or material adverse change on D&N.

                  (b) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. (i) The representations and warranties of D&N shall be true and correct (subject to Section 2.23 hereof) as of the date hereof and at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on D&N; (ii) D&N and its Subsidiaries shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under this Agreement on its part to be satisfied at or before the Effective Time; and (iii) D&N shall have delivered to Republic a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, certifying as to the satisfaction of clauses (i) and (ii) hereof.

                  (c) No Litigation. Neither D&N nor any D&N Subsidiary shall be subject to any pending litigation which, if determined adversely to D&N or any D&N Subsidiary, would have a material adverse effect on D&N.

                  (d) Affiliate Letters. Republic shall have received from D&N the letter agreements from all affiliates of D&N as contemplated in Section 3.5 hereof.

                  (e) Audited Financials. D&N shall have delivered to Republic audited consolidated financial statements at and for the year ended December 31, 1998, including an unqualified opinion of D&N's independent auditors related thereto.

                  (f) Employment Matters. The instruments described in Section 3.10(c) hereof to be executed and delivered by, among others, persons or entities other than Republic shall have been executed and delivered by such other persons and entities as provided in Section 3.10(c) hereof.

                  (g) Other Certificates. D&N shall have delivered to Republic such other certificates and instruments as Republic and its counsel may reasonably request. The form and substance of all certificates, instruments and other documentation delivered to Republic under this Agreement shall be reasonably satisfactory to Republic and its counsel.

         4.4 Termination of Agreement and Abandonment of Merger. This Agreement may be terminated at any time before the Effective Time, whether before or after approval thereof by the stockholders of D&N or Republic, as provided below:

                  (a) Mutual Consent. By mutual consent of the parties, evidenced by their written agreement.

                  (b) Closing Delay. At the election of either party, evidenced by written notice, if (i) the Closing shall not have occurred on or before November 30, 1999, or such later date as shall have been agreed to in writing by the parties, provided however that the right to terminate under this Section 4.4(b) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date; (ii) any approval or authorization of any governmental or regulatory authority, the lack of which would result in the failure to satisfy the closing condition set forth in Section 4.1(c) hereof, shall have been denied by such governmental or regulatory authority, or such governmental or regulatory authority shall have requested the withdrawal of any application therefor or indicated an intention to deny, or impose a condition of a type referred to in the proviso to Section 4.1(c) hereof with respect to, such approval or authorization, or (iii) the approval of the stockholders of D&N or Republic referred to in Section 4.1(a) hereof shall not have been obtained, provided that the electing party is not then in breach of its obligations under
Section 3.4 hereof.

                  (c) Conditions to D&N Performance Not Met. By D&N upon delivery of written notice of termination to Republic if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of D&N to effect the Merger set forth in Sections
4.1 and 4.2 hereof and noncompliance is not waived in writing by D&N.

                  (d) Conditions to Republic Performance Not Met. By Republic upon delivery of written notice of termination to D&N if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Republic to effect the Merger set forth in Sections 4.1 and 4.3 hereof and noncompliance is not waived in writing by Republic.

                  (e) Breach. By either D&N or Republic if there has been a material breach of the other party's representations and warranties (as contemplated in this Agreement), covenants or agreements set forth in this Agreement of which written notice has been given to such breaching party and which has not been fully cured or cannot be fully cured within the earlier of
(i) 30 days of receipt of such notice or (ii) five days prior to the Closing and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the breaching party.

                  (f) D&N Election. By D&N if (i) the Board of Directors of Republic shall not have publicly recommended in the Prospectus/Joint Proxy Statement that its stockholders approve and adopt this Agreement or shall have withdrawn, modified or changed in a manner adverse to D&N its approval or recommendation of this Agreement, (ii) the Board of Directors of Republic shall have authorized Republic to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a Takeover Proposal or (iii) the Board of Directors of D&N shall have failed to recommend to its stockholders the adoption of this Agreement or shall have withdrawn, modified or changed such recommendation pursuant to the exercise of its fiduciary obligations under Section 3.4 hereof.

                  (g) Republic Election. By Republic if (i) the Board of Directors of D&N shall not have publicly recommended in the Prospectus/Joint Proxy Statement that its stockholders approve and adopt this Agreement or shall have withdrawn, modified or changed in a manner adverse to Republic its approval or recommendation of this Agreement, (ii) the Board of Directors of D&N shall have authorized D&N to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a Takeover Proposal or (iii) the Board of Directors of Republic shall have failed to recommend to its stockholders the adoption of this Agreement or shall have withdrawn, modified or changed such recommendation pursuant to the exercise of its fiduciary obligations under Section 3.4 hereof.

                                    ARTICLE V
                 TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES

         5.1 Termination; Lack of Survival of Representations and Warranties.

                  (a) In the event of the termination and abandonment of this Agreement pursuant to Section 4.4 hereof, this Agreement shall become void and have no effect, except (i) the provisions of Sections 2.7 (No Broker's or Finder's Fees), 3.6 (Publicity), 5.2 (Payment of Expenses), 7.2 (Confidentiality) and 7.12 (No Employment Solicitation) hereof shall survive any such termination and abandonment, and (ii) a termination pursuant to Section 4.4(e) hereof shall not relieve the breaching party from liability for any uncured intentional and willful breach of a representation, warranty, covenant or agreement giving rise to such termination. Moreover, the aggrieved party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the breaching party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other party relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

                  (b) The representations, warranties and agreements set forth in this Agreement shall not survive the Effective Time and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time no party shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreements, provided however that the foregoing clause (i) shall not apply to agreements of the parties which by their terms are intended to be performed after the Effective Time by the Surviving Corporation or otherwise and (ii) shall not relieve any party or person for liability for fraud, deception or intentional misrepresentation.

                  (c) At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of D&N, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion hereof which reduces the amount or changes the form of the consideration to be delivered to the holders of D&N Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         5.2 Payment of Expenses. Each party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby; provided, however, that the costs and expenses of printing and mailing the Proxy Statement/Prospectus, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Republic and D&N.

                                   ARTICLE VI
                   CERTAIN POST-MERGER AND OTHER AGREEMENTS

         6.1 Indemnification.

                  (a) For a period of six years from and after the Effective Time, Republic as the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of either D&N or Republic or any of their respective Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Republic as the Surviving Corporation, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party based in whole or in part on or arising in whole or in part out of the fact that such Indemnified Party is or was a director or officer of either D&N or Republic or any of their respective Subsidiaries if such Claim pertains to any matter or fact arising, existing at or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or at or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Time and under D&N's or Republic's governing corporation documents (as the case may be), and Republic as the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Time upon receipt of any undertaking required by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.1(a), upon learning of any Claim, shall notify Republic as the Surviving Corporation (but the failure so to notify Republic as the Surviving Corporation shall not relieve it from any liability which it may have under this Section 6.1(a) except to the extent such failure materially prejudices Republic as the Surviving Corporation) and shall deliver to Republic as the Surviving Corporation the undertaking, if any, required by applicable law. Republic as the Surviving Corporation shall insure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in D&N's or Republic's governing corporation documents (as the case may be), as in effect as of the date hereof, or allowed under applicable state or federal law as in effect as of the date hereof or as amended applicable to a time before the Effective Time, with respect to claims or liabilities arising from facts or events existing or occurring before the Effective Time (including, without limitation, the transactions contemplated hereby), shall survive the Merger. The Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Republic as the Surviving Corporation; provided, however, that (A) Republic as the Surviving Corporation shall have the right to assume the defense thereof and upon such assumption Republic as the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Republic as the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Republic as the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Republic as the Surviving Corporation, and Republic as the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Republic as the Surviving Corporation shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Republic as the Surviving Corporation shall be obligated to pay for such separate counsel, (C) Republic as the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) Republic as the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                  (b) For a period of three years from and after the Effective Time, Republic as the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by D&N and the D&N Subsidiaries (provided that they may substitute therefor policies from financially capable insurers of at least the same coverage and amounts and containing terms and conditions that are carried by Republic and its Subsidiaries in the ordinary course of business) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall Republic and its Subsidiaries be required to expend more than 150% of the current amount expended by D&N or any of the D&N Subsidiaries (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if Republic is unable to maintain or obtain the insurance called for by this Section 6.1(b), Republic shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount. Following consummation of the Merger, the directors and officers of Republic as the Surviving Corporation shall be covered by the directors' and officers' liability insurance maintained by the Surviving Corporation.

                  (c) In the event  Republic or any of its successors or assigns
(i) consolidates with
or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Republic assume the obligations set forth in this Section 6.1.

                  (d) The obligations of Republic as the Surviving Corporation provided under this Section 6.1 are intended to be enforceable against the Surviving Corporation directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Republic as the Surviving Corporation.

         6.2 Directors and Officers of the Surviving Corporation.

                  (a) Directors of the Surviving Corporation. The following provisions shall, to the greatest extent practicable, apply with respect to the Board of Directors of Republic, as the Surviving Corporation, the Board of Directors of D&N Bank, and the Board of Directors of Republic Bank:

                           (i) At the Effective Time, but subject to the three sentences that follow, the Board of Directors of Republic as the Surviving Corporation shall consist of not less than 25 and not more than 28 directors who shall consist of (A) all ten persons serving as directors of D&N immediately prior to the Effective Time (each, a "D&N-Related Director"), (B) all 16 persons serving as directors of Republic immediately prior to the Effective Time (each, a "Republic-Related Director"), and (C) at least one director appointed by the Republic-Related Directors in connection with the Contemplated Permitted Transaction (the "Permitted Additional Republic Director"). D&N shall use its best efforts to ensure that it has ten directors immediately prior to the Effective Time consisting of those persons named by it in regulatory applications for approval of the Merger and in the Prospectus/Joint Proxy Statement. Republic shall use its best efforts to ensure that it has 16 directors immediately prior to the Effective Time consisting of those persons named by it in regulatory applications for approval of the Merger and in the Prospectus/Joint Proxy Statement. The membership of each D&N-Related Director, each Republic-Related Director and each Permitted Additional Republic Director, on the Board of Directors of Republic, as the Surviving Corporation, shall be subject to such director's satisfaction of the Republic Policy regarding Director Responsibilities and Criteria for Re-election of Directors (Policy No. 201, as revised October 27, 1998) (the "Republic Directors Policy"); provided, however, (i) that the provision of the Republic Directors Policy prohibiting any director from standing for election at an annual meeting of stockholders of Republic occurring after such director's 70th birthday shall not apply to Mr. Joseph C. Bromley, Mr. Kenneth D. Seaton, Mr. Bruce L. Cook, or Mr. George B. Smith with respect to any election of directors of Republic, as the Surviving Corporation, occurring prior to the 2000 Annual Meeting of Stockholders of Republic, as the Surviving Corporation (the "2000 Annual Meeting"), and (ii) that from and after the 2000 Annual Meeting each of Messrs. Bromley, Seaton, Cook and Smith shall be a Director Emeritus of Republic, as the Surviving Corporation, for life.

                           (ii) At the Effective Time, but subject to the three sentences that follow, the Board of Directors of D&N Bank shall consist of ten directors who shall consist of (A) all ten persons serving as directors of D&N Bank immediately prior to the Effective Time and (B) three persons selected by Republic and approved by D&N (which consent shall not be unreasonably withheld) (each, a "Republic-Related D&N Bank Director"). D&N shall use its best efforts to ensure that D&N Bank has ten directors immediately prior to the Effective Time consisting of those persons named by it in regulatory applications for approval of the Merger and in the Prospectus/Joint Proxy Statement. Republic shall use its best efforts to ensure that the Republic-Related D&N Bank Directors consist of those persons named by it in regulatory applications for approval of the Merger and in the Prospectus/Joint Proxy Statement. At and after the Effective Time, the membership of each director on the Board of Directors of D&N Bank shall be subject to such director's satisfaction of the Republic Directors Policy; provided, however, (x) that the provision of the Republic Directors Policy prohibiting any director from standing for election at an annual meeting of stockholders of a subsidiary of Republic occurring after such director's 70th birthday shall not apply to Mr. Joseph C. Bromley or Mr. Kenneth D. Seaton with respect to any election of directors of D&N Bank occurring prior to the 2000 Meeting, and (y) that the provision of such Directors Tenure Policy prohibiting any director from standing for election at an annual meeting of stockholders of a subsidiary of Republic occurring after such director's 70th birthday shall not apply to Mr. Seaton with respect to any election of directors of D&N Bank, occurring prior to the date of Mr. Seaton's 75th birthday.

                           (iii) At the Effective Time, but subject to the three
         sentences that follow, the Board of Directors of Republic Bank shall consist of not less than 23 nor more than 25 directors who shall consist of (A) three persons selected by D&N and approved by Republic (which approval shall not be unreasonably withheld) (each, a "D&N-Related Director"), (B) 20 of the persons serving as directors of Republic serving in such capacity immediately prior to the Effective Time, and (C) up to two directors appointed by the Republic in connection with the Contemplated Permitted Transaction. D&N shall use its best efforts to ensure that the D&N-Related Republic Bank Directors consist of those persons named by it in regulatory applications for approval of the Merger and in the Prospectus/Joint Proxy Statement. Republic shall use its best efforts to ensure that Republic Bank has 13 directors immediately prior to the Effective Time consisting of those persons named by it in regulatory applications for approval of the Merger and in the Prospectus/Joint Proxy Statement. At and after the Effective Time, the membership of each director on the Board of Directors of Republic Bank shall be subject to such director's satisfaction of the Republic Directors Policy (subject to the exceptions set forth in this Section 6.2(a)).

                           (iv) The Board of Directors of Republic as the Surviving Corporation shall have an Executive Committee and such other committees as such Board shall establish in accordance with Section 527 of the MBCA and the Articles of Incorporation and Bylaws of Republic, as the Surviving Corporation. At the Effective Time, but subject to the following sentence, the Executive Committee shall consist of ten directors who shall consist of Messrs. Jerry D. Campbell, Dana M. Cluckey, Bruce L. Cook, Howard J. Hulsman, Kelly E. Miller, Joe D. Pentecost, George B. Smith, George J. Butvilas, B. Thomas M. Smith, Jr. and

         Stanley A. Jacobson. At the Effective Time, but subject to the following sentence, every other committee of such Board shall include at least one D&N-Related Director.

                           (v) The provision of the Republic Directors Policy prohibiting any director from standing for election at an annual meeting of stockholders of a subsidiary of Republic occurring after such director's 70th birthday shall not apply to Mr. George B. Smith with respect to any election of directors of Republic Bancorp Mortgage Inc. occurring prior to the 2000 Annual Meeting, and (ii) that from and after the 2000 Annual Meeting Mr. Smith shall be a Director Emeritus of Republic Bancorp Mortgage Inc. for life, and may serve as Chairman of the Board of Republic Bancorp Mortgage Inc.

                  (b)   Chairman   and  Certain   Officers   of  the   Surviving
Corporation. During the three year period following the Effective Time:

                           (i) At the Effective Time, Mr. Jerry D. Campbell shall be the Chairman of the Board and Chief Executive Officer of Republic, as the Surviving Corporation; Mr. George J. Butvilas shall be the Vice-Chairman of the Board of Republic, as the Surviving Corporation; and Mr. Dana M. Cluckey shall be the President and Chief Operating Officer of Republic, as the Surviving Corporation. Except as otherwise provided in the preceding sentence, at the Effective Time, those individuals who are the officers of Republic immediately prior to the Effective Time shall be the officers of the Surviving Corporation, serving in the same officer capacities, respectively, together with such other individuals who may be subsequently appointed as officers of the Surviving Corporation by the Board of Directors of the Surviving Corporation.

                           (ii) At the Effective Time, those individuals who are the officers of D&N Bank immediately prior to the Effective Time shall be the officers of D&N Bank serving in the same officer capacities, respectively, together with such other individuals who may be subsequently appointed as officers of D&N Bank by the Board of Directors of D&N Bank.

                           (iii) At the Effective Time, those individuals who are the officers of Republic Bank immediately prior to the Effective Time shall be the officers of Republic Bank serving in the same officer capacities, respectively, together with such other individuals who may be subsequently appointed as officers of Republic Bank by the Board of Directors of Republic Bank.

                  (c) Survival of Section 6.2. The provisions of Section 6.2(a) shall survive the Effective Time and remain in effect until the second anniversary of the Effective Time, terminating thereafter. The provisos of Sections 6.2(a)(i), (ii) and (v) shall survive the Effective Time and remain in effect for the respective periods specified therein, terminating thereafter.

         6.3 Additional Agreements.

                  (a) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of D&N and a Subsidiary of Republic) or to vest Republic, as the Surviving

Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Republic as the Surviving Corporation.

                  (b) Each of Republic and D&N shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against Republic as the Surviving Corporation or D&N, as applicable, and its directors relating to the transactions contemplated by this Agreement.

                  (c) Republic shall use all commercially reasonable efforts to cause to be delivered to D&N and D&N's independent accountants a letter from Republic's independent accountants addressed to D&N and Republic, dated as of the Closing Date, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated in accordance with this Agreement. D&N shall use all commercially reasonable efforts to cause to be delivered to Republic and Republic's independent accountants a letter from D&N's independent accountants addressed to Republic and D&N, dated as of the Closing Date, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated in accordance with this Agreement.

                  (d) D&N and Republic  intend to establish a "transition  team"
(that may include employee representatives of each entity) to evaluate and make recommendations to the Board of Directors of the Surviving Corporation regarding the future operations of the Surviving Corporation (including issues of integration, consolidation and staffing). It is anticipated that, as part of such process, notice of vacant position opportunities in the Surviving Corporation and its Subsidiaries will be provided to employees of the Surviving Corporation and its Subsidiaries in accordance with Republic's Position Opportunity Posting Program.

         6.4 Advice of Changes. Republic and D&N shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

                                   ARTICLE VII
                                     GENERAL

         7.1 Amendments. Subject to applicable law, this Agreement may be amended, whether before or after any stockholder approval hereof, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that after the approval of this Agreement by the stockholders of either party hereto, no such amendment may change the amount or form of the consideration to be delivered hereunder pursuant to Section 1.3 herein without their approval. This Agreement may not be amended except by a written instrument executed on behalf of each of the parties.

         7.2 Confidentiality. All information disclosed by any party to any other party, whether prior or subsequent to the date of this Agreement including, without limitation, any information obtained pursuant to Section 3.1 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated, all in accordance with the terms of the confidentiality agreements between the parties dated October 6, 1998 and November 9, 1998, respectively (the "Confidentiality Agreements"). In the event of the termination of this Agreement, each party shall use all reasonable efforts to return upon request to the other party all documents (and reproductions thereof) received from such other party (and, in the case of reproductions, all such reproductions) that include information subject to the confidentiality requirement set forth above.

         7.3 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Michigan without taking into account any provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

         7.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given if mailed by registered or certified mail (postage prepaid and return receipt requested) addressed as follows:

         If to D&N, to:           D&N Financial Corporation
                                400 Quincy Street
                                Hancock, MI 49930
                          Attention: George J. Butvilas
                               Fax: (906) 487-6245

         with a copy to:          Silver, Freedman & Taff, L.L.P.
                                  1100 New York Avenue, N.W.
                                    Suite 700
                             Washington, D.C. 20005
                       Attention: James S. Fleischer, P.C.
                               Fax: (202) 682-0354

         If to Republic, to:      Republic Bancorp Inc.
                                  1070 East Main Street
                                Owosso, MI 48867
                                  Attention:  Jerry D. Campbell
                                  Fax:  (517) 723-8762

         with a copy to:          Miller, Canfield, Paddock and Stone, P.L.C.
                                  1400 N. Woodward Avenue, Suite 100
                                  Bloomfield Hills, MI 48304
                                  Attention:  Brad B. Arbuckle, Esq.
                                  Fax:  (248) 258-3036

or such other address as shall be furnished in writing by either party to the other, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received by the addressee.

         7.5 No Assignment. This Agreement may not be assigned by any party hereto, by operation of law or otherwise, except as contemplated hereby.

         7.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         7.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

         7.8 Construction and Interpretation. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it. Each of the exhibits and schedules referred to in, and/or attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require D&N or Republic or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation. Except as the context otherwise requires, all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

         7.9 Entire Agreement. This Agreement, together with the schedules, lists, exhibits and certificates referred to herein or required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 7.1 hereof, constitutes the entire agreement of the parties and supersedes any prior written or oral agreement or understanding among any parties pertaining to the Merger, except that the Confidentiality Agreements shall remain in full force and effect as contemplated in Section 7.2 hereof and except with respect to the D&N Stock Option Agreement.

         7.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         7.11 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person (other than the parties hereto and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except for Sections 1.8, 6.1 and 6.2 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

         7.12 No Employment Solicitation. If this Agreement is terminated, the parties hereto agree that, for a period of two years subsequent to such termination (i) none of the parties shall, without first obtaining the prior written consent of the other, directly or indirectly, actively solicit the employment of any current director, officer or employee of the other party or any Subsidiary of such other party and (ii) none of the parties will actively solicit business relationships with clients of the other party or any Subsidiary of such other party solely as a result of review of the information contemplated in Section 7.2 hereof; provided, however, that neither clause (i) nor clause
(ii) shall prohibit (x) employment advertisements placed in publications of general circulation or in trade journals, (y) contacts initiated by such director, officer or employee, or (z) the hiring of any such director, officer, or employee as a result of (x) or (y).

         7.13 Attorney Fees. If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and expiration of all appeals immediately pay upon demand all reasonable attorneys' fees and expenses of the prevailing party.

         7.14 Other Transactions. Immediately after the execution of this Agreement, D&N and Republic shall execute and deliver the D&N Stock Option Agreement.

         7.15 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the jurisdiction in which Republic's principal place of business is located (i.e., the State of Michigan, County of Shiawassee or the United States District Court for the Eastern District of Michigan), and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         7.16 Further Assurances. At the request of any party to this Agreement, the other parties shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. In the event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, every other party to this Agreement shall also make available to such party, at reasonable times and subject to the reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters, provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

         7.17 Remedies Cumulative. Unless expressly made the exclusive remedy by the terms of this Agreement, all remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided by law and by any other agreements between the parties.

         7.18 Liquidated Damages; Termination Fee. Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, Republic shall, within ten (10) days after notice of the occurrence thereof by D&N, pay to D&N the sum equal to the "Termination Fee Amount" (as defined in this Section 7.18), which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of D&N in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 7.18: (i) at any time prior to termination of this Agreement an "Acquisition Event" (as defined in this Section 7.18) shall occur; or (ii) D&N shall terminate this Agreement pursuant to Section 4.4(b)(i) (provided that the failure of Republic to perform its obligations hereunder is the cause of, or has resulted in, the failure of the Closing to occur on or before November 30,
1999), Section 4.4(e) or Section 4.4(f), or if Republic fails to call and hold the meeting of its stockholders as required by Section 4.4(f) of this Agreement. For purposes of this Section 7.18: "Acquisition Event" shall mean that Republic shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person other than any of the parties to this Agreement) to effect a Takeover Proposal or shall fail to publicly oppose a tender offer or exchange offer by another person based on a Takeover Proposal; and "Termination Fee Amount" shall mean a sum, in Dollars, equal to the lesser of $9,000,000 or an amount equal to three percent (3%) of the sum derived by multiplying (x) the Conversion Number by (y) the sum derived by multiplying the number of shares of D&N Common Stock outstanding as of the date of termination by the closing price for D&N Common Stock on the trading day that the execution of this Agreement is first publicly announced. Upon the making and receipt of such payment under this Section 7.18, Republic shall have no further obligation of any kind under this Agreement and D&N shall not have any further obligation of any kind under this Agreement, except in each case under Sections 7.2, 7.12 and 7.13 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by its duly authorized officers as of the date first set forth above.


D&N FINANCIAL CORPORATION              REPUBLIC BANCORP INC.



By:  /s/ George J. Butvilas            By:  /s/ Jerry D. Campbell
     --------------------------             --------------------------------
     Name:  George J. Butvilas              Name:  Jerry D. Campbell
     Title: President and Chief             Title: Chairman of the Board and
            Executive Officer                      Chief Executive Officer

                                   EXHIBIT A



                             STOCK OPTION AGREEMENT


           STOCK OPTION AGREEMENT, dated as of December 1, 1998, between Republic Bancorp Inc., a Michigan corporation ("Grantee"), and D&N Financial Corporation, a Delaware corporation ("Issuer").

                             W I T N E S S E T H:

           WHEREAS, Grantee, and Issuer have entered into an Agreement and Plan of Merger on even date herewith (the "Merger Agreement"); and

           WHEREAS, as an inducement to the willingness of Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

           WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

           1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 1,823,837 fully paid and nonassessable shares of the common stock, par value $.01 per share, of Issuer ("Common Stock") at a price per share of $21.625; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such price per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth without giving effect to any shares subject to or issued pursuant to the Option.

           (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

           2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 4.4(e) of the Merger Agreement (but only if the breach giving rise to the termination was willful) (a "Listed Termination"); (iii) the passage of 15 months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination or (iv) the date on which the shareholders of the Grantee shall have voted and failed to approve the Merger (unless (A) Issuer shall then be in material breach of its covenants or agreements contained in the Merger Agreement or (B) on or prior to such date, the stockholders of Issuer shall have also voted and failed to approve and adopt the Merger Agreement). The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 4.4(e) thereof as a result of a material breach and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement (x) by Issuer pursuant to Section 4.4(e) thereof as a result of the material breach by Grantee, or (y) by Issuer or Grantee pursuant to Section 4.4(b)(ii).

           (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                     (i) Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as
           amended (the "Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than the Merger. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement), (x) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, or (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the Exchange Act;

                     (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

                     (iii) The shareholders of Issuer shall have voted and failed to adopt the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

                     (iv) (x) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, (y) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or (z) Issuer shall have provided information to or engaged in negotiations with a third party relating to a possible Acquisition Transaction.

                     (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

                     (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

                     (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

                     (viii) Any person other than Grantee or any Grantee Subsidiary other than in connection with a transaction to which Grantee has given its prior written consent shall have filed an application or notice with the Office of Thrift Supervision (the "OTS") or other federal or state thrift or bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

           (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                     (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

                     (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

           (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

           (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the OTS or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

           (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

           (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

           (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

                     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute
certificate(s)   without  such  reference  if  the  shares  have  been  sold  or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

           (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

          3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Savings and Loan Holding

Company Act or any state or other federal thrift or banking law, prior approval of or notice to the OTS or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the OTS or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

           4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

           5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

           (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

           (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

           6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 12 months (or such later period as provided in Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of all Holders shall constitute at least 25% of the total number of shares to be sold by the Holders and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the 12-month period referred to in the first sentence of this section shall be increased to 24 months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this
Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

           7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

           (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

           (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

           (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

                     (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

                     (ii)  the  consummation  of  any  Acquisition   Transaction
           described in Section 2(b)(i) hereof, except that the percentage referred to in clause (z) shall be 50%.

           8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

           (b)       The following terms have the meanings indicated:

                     (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

                     (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                     (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

                     (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

           (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

           (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

           (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

           (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

           9. (a) At the  request of the holder of the  Substitute  Option  (the
"Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

           (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

           (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

           10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 15 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise.

           11. Issuer hereby represents and warrants to Grantee as follows:

           (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

           (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

           12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the OTS has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the OTS.

           13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

           14. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $13,813,390 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to this Option, (b) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (c) pay cash to Issuer, or (d) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $13,813,390 after taking into account the foregoing actions.

           (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $13,813,390; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

           (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

           (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

           15. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; provided, however, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $13,813,390 (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

           (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 15 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

           (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 15 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
15).

           16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

           17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

           18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

           19. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law are applicable).

           20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

           21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

           22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.


           23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

           IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                      REPUBLIC BANCORP INC.



                                      By  /s/ Jerry D. Campbell
                                          --------------------------------
                                          Name:  Jerry D. Campbell
                                          Title: Chairman of the Board and
                                                   Chief Executive Officer



                                      D&N FINANCIAL CORPORATION



                                      By  /s/ George J. Butvilas
                                          --------------------------------
                                          Name:  George J. Butvilas
                                          Title: President and Chief
                                                   Executive Officer

                                   EXHIBIT 3.5


                                             AFFILIATE: ______________________
                                                                    (Print Name)


                         AFFILIATE REPRESENTATION LETTER



Republic Bancorp Inc.



Dear Sirs:

         I have been advised that as of the date hereof I may be deemed an "affiliate" of D&N Financial Corporation, a Delaware corporation ("D&N"), as that term is defined for purposes of Rule 145 of the Rules and Regulations of the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated December 1, 1998 (the "Agreement"), by and between Republic Bancorp Inc., a Michigan corporation ("Republic"), and D&N providing for the merger of D&N with and into Republic (the "Merger"), shares of D&N common stock ("D&N Capital Stock") owned by me on the effective date of the Merger will be converted into shares of Republic common stock (collectively "Republic Capital Stock").

         With respect to the shares of Republic Capital Stock to be received by me as a result of the Merger, either directly or indirectly, I represent, warrant, understand and agree as follows:

         1. I will not sell, transfer or otherwise reduce my interest in the Republic Capital Stock or reduce my risk relating thereto until after such time as Republic has published financial results covering at least 30 days of combined operations after the effective date of the Merger.

         2. I know of no plan (written or oral) pursuant to which the holders of D&N Capital Stock intend to sell or otherwise dispose of a number of the shares of Republic Capital Stock to be received in the Merger which would, in the aggregate, constitute more than 50 percent of the value of the D&N Capital Stock outstanding immediately prior to the Merger.

         3. I have been advised that the issuance of the Republic Capital Stock to me pursuant to the Agreement has been registered with the Securities and Exchange Commission ("SEC") under the Act on a registration statement on Form S-4. I have also been advised that, at the time the Merger was submitted to the shareholders of D&N for approval, I may have been deemed an "affiliate" of D&N. Any sale or disposition by me of any of the Republic Capital Stock may, under current law, only be made in accordance with the provisions of paragraph (d) of Rule 145 under the Act, pursuant to an effective registration statement under the Act or pursuant to an exemption provided by the Act. I understand that the requirements of Rule 145(d) will differ depending upon how long I hold the Republic Capital Stock and whether I am an affiliate of Republic at the time of sale. I understand that, in general, the provisions of Rule 145(d) will permit resale within one year of the Merger only in brokers' transactions where the aggregate number of shares sold at any time, together with all sales of restricted shares of Republic Common Stock sold for my account during the preceding three-month period, does not exceed the greater of (i) 1 percent of the shares of Republic Common Stock outstanding or
(ii) the average weekly volume of trading in shares of Republic Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four-week period preceding any such sale.

         4. I have carefully read this letter and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the Republic Capital Stock to be acquired by me in the Merger, to the extent I felt necessary, with my counsel.

         5. I have carefully read the Agreement and discussed its requirements and its impact upon my ability to sell, transfer or otherwise dispose of the Republic Capital Stock to be acquired by me in the Merger, to the extent I felt necessary, with my counsel.

         6. I have been informed by Republic that the distribution by me of the Republic Capital Stock has not been registered under the Act and that the Republic Capital Stock must be held by me for the time required by Rule 145(d), unless (i) the distribution for sale of the Republic Capital Stock has been registered under the Act, (ii) a sale of the Republic Capital Stock is made in conformity with the limitations of Rule 145(d), or (iii) in the opinion of counsel, which opinion is acceptable to Republic, some other exemption from registration is available with respect to any such sale, transfer or other disposition of the Republic Capital Stock.

         7. I understand that Republic is under no obligation to register the sale, transfer or other disposition of the Republic Capital Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

         8. I understand that stock transfer instructions will be given to Republic's transfer agent with respect to Republic Capital Stock and that there will be placed on the certificates for such shares, or any substitution therefor, the following legend:

                  "The shares represented by this certificate (1) were issued pursuant to a business combination which is being accounted for as a pooling of interests and may not be sold, nor may the owner thereof reduce his risk relative thereto in any other way, until such time as Republic Bancorp Inc. has published the financial results covering at least 30 days of combined operations after _____________, 1999, the Effective Date of the merger through which the business combination was effected, and (2) may be sold only in accordance with the provisions of paragraph (d) of Rule 145 under the Securities Act of 1933, as amended (the `Act'), or pursuant to an effective registration statement under the Act or an exemption under the Act. The restrictions of this paragraph shall automatically become null and void and of no effect on and after ___________, 2000."


                                         Very truly yours,



Dated: ____________                      _________________________________
                                                    (Signed)

                                         ---------------------------------
                                                    (Printed)

                               EXHIBIT 3.10 (c)(i)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the _________ day of ___________, 199___, by and between REPUBLIC BANCORP INC. (the "Holding Company"), D&N BANK (the "Bank") and GEORGE J.
BUTVILAS (the "Employee").

                            W I T N E S S E T H :

         WHEREAS, it is proposed that the Employee serve as Vice-Chairman of the Holding Company; and

         WHEREAS, the Employee is currently serving as President and Chief Executive Officer of the Bank;

         WHEREAS, the boards of directors of the Holding Company and the Bank believe it is in the best interests of the Holding Company and the Bank to enter into this Agreement with the Employee in order to assure continuity of management and to reinforce and encourage the continued attention and dedication of the Employee to the Employee's assigned duties; and

         WHEREAS, the Employee was employed pursuant to an Employment Agreement among D & N Financial Corporation (Holding Company's predecessor-in-interest), the Bank and the Employee, dated July 31, 1997 (the "Prior Employment Agreement"), which the Employee is willing to terminate in connection with the execution of this Agreement by the parties; and

         WHEREAS, the Board of Directors of each of the Holding Company and the Bank has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 2 hereof.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

         1.       Definitions.

                  (a)      [INTENTIONALLY OMITTED.]

                  (b) The term "Commencement Date" means the date first above written

                  (c) "Consolidation Date" means the date on which Bank merges, consolidates or otherwise combines with Republic Bank or any other direct or indirect subsidiary of Holding Company, or all or substantially all of the assets of Bank are sold to Republic Bank or any other direct or indirect subsidiary of Holding Company.

                  (d) The term "Date of Termination" means the date on which employment shall cease as specified in a notice of termination pursuant to
Section 7(e) of this Agreement.

                  (e) The term "Involuntary Termination" means termination of the employment of Employee without the Employee's express written consent, or shall include a material diminution of or interference with the Employee's duties, responsibilities and benefits as Vice-Chairman of the Holding Company, and, prior to the Consolidation Date, as President and Chief Executive Officer of the Bank, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) at any time during the 12 calendar months following the date first above written, a change in the principal workplace of the Employee to a location that is outside of a 50 mile radius from his current work location in Hancock, Michigan as of the date hereof; (2) a material change to the Employee's duties or title with the Holding Company such that his position will thereby have less responsibility or scope than his position as of the date of this Agreement, including but not limited to a requirement that the Employee report to anyone other than the Chairman of the Board or the Board of Directors of the Holding Company; (3) a material reduction in the number or seniority of personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank- or Holding Company-wide reduction in staff; and (4) a material adverse change in the Employee's salary, perquisites, benefits or contingent benefits, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Holding Company. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

                  (f) The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of the Holding Company and the Bank, as applicable. Any act, or failure to act, based upon prior approval given by the Board of Directors of the Holding Company or of the Bank, or based upon the advice of counsel for the Holding Company or the Bank, shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Holding Company and the Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Holding Company or of the Bank at a regular or special meeting of such Board called and held for such purpose, (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before such Board), stating that in the good faith opinion of such Board the Employee has engaged in conduct described in this paragraph and specifying the particulars thereof in detail.

         2. Term; Termination of Prior Employment Agreement. The term of this Agreement shall be a period of three years commencing on the Commencement Date, subject to earlier termination as provided herein. This Agreement shall be of no force or effect unless, immediately prior to this Agreement's being executed by the parties hereto, the Prior Employment Agreement shall have been terminated.

         3. Employment. The Employee (i) shall be Vice Chairman of the Board of the Holding Company and (ii) until the Consolidation Date, shall be employed as President and Chief Executive Officer of the Bank. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties (i) of Vice-Chairman of the Holding Company as the Board of Directors of the Holding Company may prescribe from time to time and (ii) prior to the Consolidation Date, of an executive officer of the Bank as the Board of Directors of the Bank may prescribe from time to time. The Employee shall serve as a director and officer of any subsidiaries or affiliates of the Holding Company (in addition to the Bank) if elected by the appropriate stockholders and boards of directors of such subsidiaries. During the term of this Agreement, and thereafter so long as the Employee is an employee of the Bank, the Employee (x) shall be a director of Republic Bank, a wholly-owned subsidiary of the Holding Company, (y) shall be a member of the Executive Committee of the Holding Company and (z) shall be a member of the Office of Chairman of the Holding Company. So long as Employee is employed by the Bank and Republic Bancorp Mortgage, Inc. ("RBMI") is a wholly-owned subsidiary, directly or indirectly, of the Holding Company, the Holding Company shall cause the Employee to be elected to the Board of Directors of RBMI. The Employee shall perform his duties in accordance with such reasonable standards as are established from time to time by the Board of Directors of the Holding Company or the Bank, as applicable. During the term of this Agreement, the Employee shall devote his full time and attention to the business and affairs of the Holding Company and its subsidiaries and use his best efforts, skills and abilities to promote the interests of the Holding Company and its subsidiaries.

         4.       Compensation.

                  (a)    Salary.

         [AT THE TIME THIS INSTRUMENT IS EXECUTED THE EMPLOYEE SHALL SELECT EITHER ALTERNATIVE 1 OR ALTERNATIVE 2 AND THE ALTERNATIVE THAT IS NOT SELECTED SHALL BE DELETED AND OF NO FORCE OR EFFECT.]

         [ALTERNATIVE 1: The Bank agrees to pay the Employee during the term of this Agreement a base salary at the annual rate of Four Hundred Thousand and 00/100 Dollars ($400,000.00). The amount of the Employee's base salary shall not be decreased from the prior rate.]

         [ALTERNATIVE 2: The Bank agrees to pay the Employee during the term of this Agreement a base salary at the minimum annual rate of Two Hundred Thousand and 00/100 Dollars ($200,000.00) and annual cash bonus compensation (up to Six Hundred Thousand and 00/100 Dollars ($600,000.00) per annum) in accordance with Holding Company's Management Incentive Bonus Plan. The amount of the Employee's base salary shall be reviewed by the Boards of Directors of the Holding Company and the Bank annually and may be increased from time to time at the discretion of the Boards of Directors of the Holding Company and the Bank, acting jointly, but not decreased from the prior rate.]

                   (b) Incentive Plans. The Employee shall be entitled to participate in all incentive plans of Holding Company now in effect or hereafter adopted by the Board of Directors of Holding Company for executive officers (excluding, however, the Holding Company's Management Incentive Bonus Plan
(unless Section 4(a) provides otherwise)), with target awards, performance criteria and other plan provisions as determined by the Board of Directors of the Holding Company in its sole discretion.

                  (c) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to executive officers, provided that the Employee accounts for such expenses as required under such policies and procedures.

         5.       Benefits.

                  (a) Participation in Executive Benefit Plans. The Employee shall be entitled to participate in all plans adopted for the benefit of executive officers, including but not limited to the Holding Company's Tax Deferred Savings Plan and Voluntary Management Stock Accumulation Plan, group life insurance, medical coverage and professional development (excluding, however, the Holding Company's Management Incentive Bonus Plan (unless Section 4(a) provides otherwise)).

                  (b) Fringe Benefits. The Employee shall be eligible to participate in, and receive benefits under, any fringe benefit plans which are or may become applicable to executive officers of the Bank, including but not limited to a $400 per month automobile allowance and payment of reasonable expenses for attendance at annual and periodic trade association meetings.

                  (c) Minimum Benefits. In no event shall the Employee's benefits under this Section 5 be less than those provided for in the Holding Company's Employee Handbook.

         6. Vacations: Leave. The Employee shall be entitled to annual paid vacation in accordance with the policies established in the Holding Company's Employee Handbook except as such policies may be modified by the Board of Directors of the Holding Company. The timing of-vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall also be entitled to voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors of the Holding Company may determine in its discretion.

         7.       Termination of Employment.

                  (a) Involuntary Termination of Employment. The Board of Directors of Holding Company or Bank may terminate the Employee's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Employee's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination occurs during the term of this Agreement, the Bank shall (1) pay to the Employee during the remaining term of this Agreement the Employee's base salary at the rate in effect immediately prior to the Date of Termination, in such manner and at such times as such base salary would have been payable to the Employee under Section 4 if the Employee had continued to be employed by the Bank, and (2) provide to the Employee during the remaining term of this Agreement all benefits, including but not limited to medical coverage maintained for the benefit of executive officers from time to time during the remaining term of the Agreement, but excluding participation in the Holding Company's Tax-Deferred Savings Plan and Trust (except as to vested rights thereunder) and in stock option or restricted stock plans (except to the extent provided in stock option agreements or restricted stock agreements between the Holding Company and the Employee executed prior to the Date of Termination), expense reimbursement, professional development and expenses for attendance at trade association meetings. Medical coverage provided under this Section 7(a) shall be on the same terms and conditions as apply to executive officers generally, including but not limited to dependent coverage, contributions (if any) by the Employee to the cost of premiums, and deductible amounts. With the Employee's consent, in lieu of providing a benefit or benefits under this Section 7(a), the Bank may pay to the Employee the reasonable value of such benefits.

                  (b) Termination for Cause. In the event of Termination for Cause, the Bank shall pay the Employee the Employee's base salary through the Date of Termination, and the Holding Company and the Bank shall have no further obligation to the Employee under this Agreement.

                  (c) Voluntary Termination of Employment. The Employee's employment may be voluntarily terminated by the Employee at any time pursuant to a notice of termination as provided for in Section 7(e) below. In the event of such voluntary termination, the Bank shall (1) pay to the Employee during the remaining term of this Agreement the Employee's base salary at the rate in effect immediately prior to the Date of Termination, in such manner and at such times as such base salary would have been payable to the Employee under Section 4 if the Employee had continued to be employed by the Bank, and (2) provide to the Employee during the remaining term of this Agreement all benefits, including but not limited to medical coverage maintained for the benefit of executive officers from time to time during the remaining term of the Agreement, but excluding participation in the Holding Company's Tax-Deferred Savings Plan and Trust (except as to vested rights thereunder) and in stock option or restricted stock plans (except to the extent provided in stock option agreements or restricted stock agreements between the Holding Company and the Employee executed prior to the Date of Termination), expense reimbursement, professional development and expenses for attendance at trade association meetings, and the Holding Company and the Bank shall have no further obligation to the Employee under this Agreement.

                  In the event that the Employee's employment is voluntarily terminated by the Employee, then, and in consideration of the payments provided for in the immediately preceding paragraph, from the applicable Date of Termination and until that date that is three years from and after the date first above written the Employee shall not, directly or indirectly, on his own behalf or on behalf of any other person or entity, engage within the State of Michigan, as an employee, officer, director, consultant, independent contractor, partner or sole proprietor of, or have any financial interest in, any business activity that competes with any business conducted by the Holding

Company or any of its subsidiaries prior to such Date of Termination. Notwithstanding anything to the contrary express or implied in the preceding sentence, the Employee shall not be prohibited from investing in the securities of any entity so long as such investment does not exceed 5% of the outstanding securities of any class of securities of such entity. The covenants set forth in this Section 7(c) shall survive the termination of this Agreement.

                  (d)      [INTENTIONALLY OMITTED.]

                  (e)  Notice  of  Termination.  In the event  that the  Holding
Company (which, for purposes of this Section 7(e), includes the Bank) desires to terminate the employment of the Employee during the term of this Agreement, the Holding Company shall deliver to the Employee a written notice of termination, stating whether such termination constitutes Termination for Cause or
Involuntary Termination, setting forth in reasonable detail the facts and circumstances that are the basis for the termination, and specifying the date upon which employment shall terminate, which date shall be at least 30 days after the date upon which the notice is delivered except in the case of Termination for Cause. In the event that the Employee determines in good faith that he has experienced an Involuntary Termination of his employment, he shall send a written notice to the Holding Company stating the circumstances that constitute such Involuntary Termination and the date upon which his employment shall have terminated due to such Involuntary Termination. In the event that the Employee desires to terminate his employment voluntarily, he shall deliver a written notice to the Holding Company, stating the date upon which his employment shall terminate, which date shall be at least 90 days after the date upon which the notice is delivered, unless the parties agree to a date sooner.

                  (f) Death; Disability. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Holding Company and the Bank the salary of the Employee through the last day of the calendar month in which the Employee died. If the Employee becomes disabled as defined in the then applicable disability plan, if any, or if the Employee is otherwise unable to serve as Vice-Chairman of the Holding Company or, prior to the Consolidation Date, as President and Chief Executive Officer of the Bank, the Employee shall be entitled to receive disability income benefits of the type, if any, then provided for executive officers of the Bank.

                  (g) Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                  (h) Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and
(g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (i) Default of the Bank. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                  (j) Termination by Regulators. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (1) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

                  (k) Bank, or its successor, shall provide to the Employee medical coverage maintained for the benefit of executive officers, or its successor, at no cost to the Employee, until the Employee reaches age 65. The covenants set forth in this Section 7(k) shall survive the termination or expiration of this Agreement for any reason.

         8. Certain Reduction of Payments and Benefits. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

         9. No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise.

         10. Confidential Information. The Employee acknowledges that as a result of his employment, he may develop, obtain, or learn about Confidential Information (as defined below) which is the property of the Holding Company and its affiliates. The Employee hereby covenants and agrees to use his best efforts and the utmost diligence to guard and protect Confidential Information, and that he shall not, without the consent of the Holding Company, during the term of this Agreement or any time thereafter, use for himself or others, or disclose or permit to be disclosed to any third Party by any method whatsoever, any Confidential Information.

         The term "Confidential Information" shall include, but not be limited to, trade secrets and any and all records, notes, memoranda, data, ideas, processes, methods, devices, programs, computer software, writings, research, personnel information, customer information, financial information, plans, or any information of whatever nature, in the possession or control of the Holding Company or any of its affiliates which has not been published or disclosed to the general public or which gives to the Holding Company or any of its affiliates an opportunity to obtain an advantage over competitors who do not know of or use it.

         The Employee agrees that if his employment is terminated for any reason, he shall return to the Holding Company all originals and copies of all records, papers, programs, computer software and documents and all matter of whatever nature which bears Confidential Information that are in his possession or control.

         The covenants set forth in this Section 10 are made by the Employee in consideration of his continuing employment, and the compensation paid to him during his employment hereunder. Violation of the conditions of this Section 10 shall result in forfeiture of any remaining compensation due under this Agreement. The provisions of this Section 10 shall survive termination of this Agreement for any reason.

         11.      [INTENTIONALLY OMITTED.]

         12.      No Assignments.

                  (a) This Agreement is personal to each of the parties hereto, and no party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other parties; provided, however, that at any time after that date that is 12 months after the date first above written Bank may be merged with and into Republic Bank without such consent, and that the Holding Company and the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Holding Company and the Bank, by an assumption agreement in form and substance reasonably satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Holding Company and the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Holding Company and the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment (other than in connection with a merger of the Bank with and into Republic Bank) shall be a breach of this Agreement and shall entitle the Employee to compensation from the Holding Company and the Bank. For purposes of implementing the provisions of this Section 12(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee. to the Employee's estate.

         13. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Holding Company and the Bank at the Holding Company's principal office, to the attention of the Board of Directors with a copy to the Secretary of the Holding Company, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Holding Company.

         14. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         15. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         17. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Michigan without reference to its provisions concerning conflicts of laws.

         18. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Oakland County, Michigan in accordance with the laws of the State of Michigan by one arbitrator agreed upon by the Employee and the Holding Company (which, for purposes of this Section 18, includes the Bank). If either the Holding Company or the Employee determines to seek arbitration in connection with this Agreement, such party shall provide a written notice to the other. If the Employee and the Holding Company are unable to agree on the appointment of an arbitrator within 30 days after receipt by one party of the other party's written notice of a determination to seek arbitration, they shall request that the American Arbitration Association provide a list of three arbitrators who are National Academy of Arbitrator members. Within 10 days after receiving the list, the Employee shall designate one name to be stricken from the list and notify the Holding Company thereof, and the Holding Company shall designate one name to be stricken from the list and notify the Employee thereof within 10 days after receiving such notice from the Employee. The parties shall request the arbitrator whose name is not so stricken to arbitrate the dispute. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                                   REPUBLIC BANCORP INC.



                                   -------------------------------
                                   By:   Jerry D. Campbell
                                   Its:  Chairman of the Board


                                    D&N BANK



                                   -------------------------------
                                   By:   J. C. Bromley
                                   Its:  Chairman of the
                                           Compensation Committee


                                    EMPLOYEE



                                   -------------------------------
                                   George J. Butvilas

                               EXHIBIT 3.10(c)(ii)

                           ACKNOWLEDGEMENT AND RELEASE

         FOR GOOD AND VALUABLE CONSIDERATION (including, without limitation, the payment provided for in paragraph 2 hereof), the receipt and sufficiency of which is hereby acknowledged, the undersigned covenants to, agrees with and acknowledges to, Republic Bancorp Inc., a Michigan corporation ("Republic"), D&N Financial Corporation, a Delaware corporation ("D&N"), and D&N Bank, a federal savings bank ("D&N Bank") as follows:

         1. In connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of December 1, 1998 between Republic and D&N (the "Merger Agreement"), Republic and D&N Bank have offered to provide me with employment at and following the Effective Time pursuant to an Employment Agreement in the form attached as Exhibit 3.10(c)(i) to the Merger Agreement (the "New Employment Agreement").

         2. I have knowingly and voluntarily chosen to terminate the Employment Agreement dated as of July 31, 1997, among myself, D&N and D&N Bank (the "Old Employment Agreement"). In full settlement of any and all rights I may have pursuant to the Old Employment Agreement, I have been paid the sum equal to the lesser of $2,000,000 and the amount payable under Section 7(d) of the Existing Employment Agreement by D&N.

         3. For myself and my heirs, executors, administrators, successors and assigns, I hereby irrevocably and unconditionally release and forever discharge Republic, D&N, D&N Bank, their respective Subsidiaries, and each and every director, officer, employee and shareholder of each of such entities (jointly and severally, a "Releasee"), of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgment, executions, claims, and demands whatsoever, in law, admiralty or equity, which against any Releasee I (or my heirs, executors, administrator, successors or assigns) ever had, now have or hereafter can, shall or may have by reason of any action, proceeding, matter, cause or thing whatsoever arising out of or relating to the Old Employment Agreement.

         4. I hereby acknowledge that all payments due to me and all obligations owed to me under the D&N SERP have been paid or satisfied in full.

         5. All capitalized terms not otherwise defined herein shall be defined herein as in the Merger Agreement.

         IN WITNESS WHEREOF, I have executed this Instrument this ______ day of ____________, 199__.

                                       ------------------------------
                                       Name:  George J. Butvilas